SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                         SCHEDULE 14A INFORMATION

              Proxy Statement Pursuant to Section 14(a) of the Securities
                          Exchange Act of 1934
                           (Amendment No.   )


Filed by Registrant  X
Filed by a Party other than the Registrant

Check the appropriate box:

     Preliminary Proxy Statement
 X   Definitive Proxy Statement
     Definitive Additional Materials
     Soliciting Material Pursuant to rule 14a-11(c) or Rule 14a-12

                       Lincoln National Corporation
___________________________________________________________________________
            (Name of Registrant as specified in its Charter)


___________________________________________________________________________
                 (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

X    $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
     $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

____________________________________________________________________________

2) Aggregate number of securities to which transaction applies:

____________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

____________________________________________________________________________

4) Proposed maximum aggregate value of transaction:

____________________________________________________________________________

X Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1) Amount previously paid: $125.00___________________________________________

2) Form, Schedule or Registration Statement No.   Preliminary Proxy Material

3) Filing Party:___________________________________________________________

4) Date filed:___March 16, 1994____________________________________________


*Set forth the amount on which the filing fee is calculated and state how it was determined.


                     Lincoln National Corporation

                          FORT WAYNE, INDIANA

                            April 11, 1994


  Dear Fellow Shareholder:

  You are cordially invited to attend the Annual Meeting of Shareholders of Lincoln National Corporation scheduled to be held on Thursday, May 12, 1994, at the Grand Wayne Center, 120 West Jefferson Boulevard, Fort Wayne, Indiana, at 10:00 a.m., local time. Please note that this is a change from the meeting site in previous years. The Grand Wayne Center is one block north of the Corporation's office at which annual meetings have been held in previous years. Your Board of Directors and Management look forward to greeting personally those shareholders able to attend.

  The matters to be acted upon at the meeting are described in the attached Notice of Meeting and Proxy Statement which we urge you to review carefully.

  It is important that your shares are represented at the meeting. Accordingly, we request your cooperation by signing, dating and mailing the enclosed proxy card in the envelope provided for your convenience.

  On behalf of the Board of Directors, thank you for your continued support.

                        Sincerely,



                        Ian M. Rolland
                        Chairman

                          LINCOLN NATIONAL CORPORATION
                             FORT WAYNE, INDIANA

                                   NOTICE OF
                        ANNUAL MEETING OF SHAREHOLDERS


                              April 11, 1994


The annual meeting of shareholders of LINCOLN NATIONAL CORPORATION will be held on Thursday, May 12, 1994, at 10:00 a.m., local time, at the Grand Wayne Center,120 West Jefferson Boulevard, Fort Wayne,
Indiana 46802. Please note that this is a change from the meeting site in previous years. The Grand Wayne Center is one block north of the Corporation's office at which annual meetings have been held in previous years.

The items of business are:

    1. to elect four directors for three year terms;
    2. to approve or disapprove an amendment to the Corporation's articles of incorporation to increase the amount of authorized Common Stock from 400 million to 800 million shares;
    3. to approve or disapprove an amendment and restatement of a stock option plan;
    4. to approve or disapprove a stock plan for directors;
    5. to approve or disapprove a phantom stock plan for employees;
    6. to approve or disapprove an amendment and restatement of an executive value sharing plan; and

       to consider and act upon such other matters as may properly come before the meeting.

These items are more fully described in the following pages. Only shareholders of record at the close of business on March 18, 1994 are entitled to notice of and to vote at the meeting or any meeting resulting from an adjournment thereof. Shareholders are reminded that shares cannot be voted unless the signed proxy card is returned or other arrangements are made to have the shares represented at the meeting.

                      For the Board of Directors,




                      C. Suzanne Womack
                      Secretary

                         LINCOLN NATIONAL CORPORATION
                            200 East Berry Street
                             FORT WAYNE, INDIANA

                               Proxy Statement

                         Annual Meeting of Shareholders
                                May 12, 1994

Any shareholder giving a proxy has the power to revoke it at anytime before its exercise by submitting a written revocation or a new proxy, or by the shareholder's attendance and vote at the annual meeting. This Proxy Statement is first being mailed to shareholders on or about April 11, 1994. Proxies in the form provided are being solicited by the Board of Directors of Lincoln National Corporation (the "Corporation" or "LNC") for use at the annual meeting of shareholders to be held May 12, 1994, and any meeting resulting from an adjournment thereof.

                         Solicitation of Proxies

The cost of soliciting proxies will be paid by the Corporation. The Corporation has made arrangements with brokerage firms, banks, custodians and other fiduciaries to forward proxy materials to their principals, and the Corporation will reimburse them for their reasonable mailing and other expenses.

In addition to solicitation by mail, certain directors, officers and employees of the Corporation, who will receive no additional compensation for their services, may solicit proxies by telephone, telecopy and by personal contacts. The Corporation has retained the firm of Corporate Investor Communications, Inc., a shareholder relations and proxy solicitation firm. Representatives of this firm may also solicit proxies by mail, telephone, telecopy and by personal contacts.

The enclosed proxy/direction card is considered to be voting instructions furnished to the respective trustees of the Lincoln National Corporation Employees' Savings and Profit-Sharing Plan and The Lincoln National Life Insurance Company Agents' Savings and Profit-Sharing Plan with respect to shares allocated to individual accounts under these plans. To the extent that account information is the same, participants in one or more of the plans who are also shareholders of record will receive a single card representing all shares. If a plan participant does not return a proxy/direction card to the Corporation, the trustees of the plan in which shares are allocated to his/her individual account will vote such shares in proportion to shares for which directions have been received.

Approval by the shareholders at the annual meeting of the minutes of the previous annual meeting will not constitute approval of any of the matters referred to in such minutes. The Board has no information that items other than those contained in the "Notice of Annual Meeting" will be brought before the meeting. For requirements applicable to shareholder proposals, please see "Shareholder Proposals" on page 43. If, however, other matters are presented, holders of proxies given pursuant to this Proxy Statement will vote the shares in the interest of the Corporation and in accordance with their best judgment.

                    SHAREHOLDERS ENTITLED TO VOTE AND
                          SHARES OUTSTANDING

Only shareholders of record at the close of business on March 18, 1994 will be entitled to vote at the meeting. As of that date, there were 98,190,014 shares of capital stock of the Corporation issued, outstanding and entitled to vote as follows: 94,725,811 shares of Common Stock; 46,306 shares of $3.00 Cumulative Convertible Preferred Stock, Series A; 2,201,443 shares of 5 1/2% Cumulative Convertible Exchangeable Preferred Stock, Series E; and 2,216,454 shares of 5 1/2% Cumulative Convertible Exchangeable Preferred Stock, Series F. Each share is entitled to one vote.

                         VOTES NECESSARY FOR QUORUM
                          AND ADOPTION OF PROPOSALS

Quorum - The Corporation is domiciled in the state of Indiana. A majority of all outstanding voting shares constitutes a quorum, and for Item 2, a majority of the outstanding shares of Common Stock constitutes a quorum for the Common Stock voting as a group. Once a share is represented for any purpose at a meeting it is deemed present for quorum purposes for the remainder of the meeting or any adjournment.

Votes Necessary to Adopt Proposals - A plurality of the votes cast is required for the election of directors (i.e., Item 1). The proposed amendment to increase authorized Common Stock (i.e., Item 2) will be adopted if the votes cast favoring the proposal exceed the votes cast opposing the proposal by both the holders of Common Stock voting as a group and the holders of all capital stock entitled to vote. The affirmative vote of the holders of a majority of the voting securities of the Corporation present, or represented, and entitled to vote at the meeting is necessary for the adoption of Items 3 through 6. For Items 1 and 2, abstentions, broker non-votes and instructions on a proxy to withhold authority to vote for one or more of the director nominees will have no effect on the outcome of the election of directors or the proposed amendment to the Articles of Incorporation. For Items 3 through 6, abstentions and broker non-votes will have the same effect as a vote against the respective proposals.

ITEM 1 - ELECTION OF DIRECTORS

Proxies will be voted for nominees listed below unless the shareholder giving the proxy withholds such authority. It is intended that shares represented by proxies will be voted for Robert A. Anker, Harry L. Kavetas,
M. Leanne Lachman and Jill S. Ruckelshaus for terms expiring in 1997.

All nominees presently are serving as directors of the Corporation. All nominees have agreed to serve if elected; however, if any nominee is unable or declines to serve as a director at the time of the annual meeting or any meeting resulting from an adjournment thereof (an event not now anticipated), proxies will be voted for the election of a qualified substitute nominee, or the size of the Board may be reduced.


                        NOMINEES FOR DIRECTOR
                     (Terms Expiring in May 1997)


NAME AND POSITION
WITH THE                 DIRECTOR  PRINCIPAL OCCUPATION    OTHER
CORPORATION        AGE   SINCE     AND EMPLOYMENT          DIRECTORSHIPS

Robert A. Anker    52    1992      President and Chief     None
President, Chief                   Operating Officer of
Operating Officer                  the Corporation and
and Director                       of The Lincoln National
                                   Life Insurance Company
                                   (previously, Chairman,
                                   President, American
                                   States Insurance
                                   Company, a wholly-owned
                                   property/casualty
                                   insurance subsidiary of
                                   the Corporation)

Harry L. Kavetas   56     1990     Senior Vice President    IBM Mutual Fund
Director                           and Chief Financial
                                   Officer, Eastman Kodak
                                   Company (previously,
                                   Vice President,
                                   International Business
                                   Machines Corporation,
                                   an information\handling
                                   systems, equipment and
                                   services company;
                                   President, IBM Credit
                                   Corporation, a finance
                                   company that finances
                                   IBM products and
                                   services for IBM
                                   customers)

M. Leanne Lachman   51     1985    Managing Director,       Chicago Title
Director                           Schroder Real Estate     and Trust
                                   Associates, a national   Company,
                                   real estate investment   Chicago Title
                                   management firm;         Insurance
                                   Managing Director,       Company
                                   Schroder Mortgage
                                   Associates, a national
                                   commercial mortgage
                                   investment firm

Jill S. Ruckelshaus  57     1975   Dirctor, Seattle         Sea-First
Director                           First Bank Corporation   Corproation
                                   (previously, Consultant,
                                   William D. Ruckelshaus
                                   Associates, environmental
                                   consultants)


                          DIRECTORS CONTINUING IN OFFICE
                           (Terms Expiring in May 1996)


NAME AND POSITION
WITH THE                  DIRECTOR   PRINCIPAL OCCUPATION   OTHER
CORPORATION         AGE   SINCE      AND EMPLOYMENT         DIRECTORSHIPS

J.Patrick Barrett   57    1990       Chairman and Chief     None
Director                             Executive Officer of
                                     CARPAT Investments, a
                                     private investment
                                     company

Thomas D. Bell, Jr. 44    1988       Vice-Chairman, Chief   None
Director                             Operating Officer
                                     Worldwide and Director,
                                     Burson-Marsteller, a
                                     public relations/public
                                     affairs firm
                                     (previously, Executive
                                     Vice President and
                                     Director of Ball
                                     Corporation, a
                                     diversified
                                     manufacturer serving
                                     the industrial,
                                     packaging and high
                                     technology markets)

Daniel R. Efroymson  52    1993      President, Treasurer   NBD Bank, N.A.
Director                             and Director, Real Silk
                                     Investments, Inc., a
                                     closed-end investment
                                     company, Vice President
                                     and Director, Moriah
                                     Fund, Inc., a private
                                     foundation

Leo J. McKernan      56    1991      Chairman, President,   1st Source
Director                             Chief Executive        Corporation,
                                     Officer and Director,  VME Group,
                                     Clark Equipment        N.V.
                                     Company

Ian M. Rolland       60    1975      Chairman of the Board  Tokheim
Chairman of the                      and Chief Executive    Corp.,
Board,  Chief                        Officer (previously    NIPSCO
Executive Officer                    President) of the      Industries,
and Director                         Corporation and of     Inc.,Norwest
                                     The Lincoln National   Corporation
                                     Life Insurance Company,
                                     a wholly-owned life
                                     insurance subsidiary of
                                     the Corporation



                      DIRECTORS CONTINUING IN OFFICE
                       (Terms expiring in May 1995)


NAME AND POSITION
WITH THE                 DIRECTOR  PRINCIPAL OCCUPATION   OTHER
CORPORATION        AGE   SINCE     AND EMPLOYMENT         DIRECTORSHIPS

Earl L. Neal       66    1985      Attorney at Law,       Chicago Title
Director                           Earl L. Neal &         and Trust
                                   Associates             Company, Chicago
                                                          Title Insurance
                                                          Company,
                                                          Peoples Energy
                                                          Corporation,
                                                          First Chicago
                                                          Corporation, The
                                                          First National
                                                          Bank of Chicago

John M. Pietruski  61    1989     Chairman, Texas         Hershey Foods
Director                          Biotechnology           Corporation,
                                  Corporation, a research General Public
                                  and development         Utilities
                                  company, retired        Corporation,
                                  Chairman and Chief      Cytogen
                                  Executive Officer of    Corporation,
                                  Sterling Drug Inc.      McKesson Corp.


Gordon A. Walker    66    1982    Chairman and Chief      Turner
Director                          Executive Officer,      Corporation
                                  Hollinee Inc., a
                                  privately-held holding
                                  company

Gilbert R.          62    1986    Provost and Executive   Handleman
Whitaker,Jr.                      Vice President of       Company,
Director                          Academic Affairs,       Johnson Controls,
                                  University of Michigan  Inc., Structural
                                  (previously, Dean and   Dynamics
                                  Professor of Business   Research Corp.
                                  Economics of the School
                                  of Business Administration,
                                  University of Michigan)


                  SECURITY OWNERSHIP OF DIRECTORS,
                  NOMINEES AND EXECUTIVE OFFICERS

The Corporation encourages all employees to own shares of its Common
Stock and has established stock ownership guidelines for its officers. These guidelines were established in 1993, and officers are expected to meet them within 5 years. Officers are expected to achieve stock ownership equivalent to the following multiples of their base salary: chief executive officer 8 times, chief operating officer 7 times, executive vice presidents 6 times, senior vice presidents 4 times and vice presidents 2 times base salary. Similarly, directors are expected to achieve stock ownership of 5 times their annual retainer within a period of 5 years. The Corporation has two classes of equity securities, Common Stock and Preferred Stock. None of the persons listed below own Preferred Stock. The following table shows the number of shares of the Corporation's Common Stock beneficially owned by directors, nominees for director, and executive officers as of March 3, 1994:


                      AMOUNT AND                              AMOUNT AND
                      NATURE OF                               NATURE OF
                      BENEFICIAL                              BENEFICIAL
NAME                  OWNERSHIP <f1,2>  NAME                  OWNERSHIP<f1,2>

Robert A. Anker         104,388         Leo J. McKernan              1,000
J. Patrick Barrett        2,000         Earl L. Neal                 1,000
Thomas D. Bell, Jr.         200         John M. Pietruski            2,000
Jon A. Boscia            44,031         Ian M. Rolland             257,953
P. Kenneth Dunsire       98,356         Jill S. Ruckelshaus          2,000
Daniel R. Efroymson   1,000,396         Gordon A. Walker               566
Harry L. Kavetas            600         Thomas M. West              84,892
M. Leanne Lachman         1,000         Gilbert R. Whitaker,Jr.      1,000
F. Cedric McCurley       36,332         Directors and Executive  1,843,161
                                        Officers as a Group -
                                        24 Persons

___________________________
<F1> Except for Mr. Efroymson,who beneficially owns 1.06% of the Corporation's
Common Stock, each of these amounts represents less than 1% of the outstanding shares of the Corporation's Common Stock as of March 3, 1994. As to shares beneficially owned, each person, other than Mr. Efroymson, has sole voting and investment power except that the following persons each share voting and investment power with another person as to the number of shares indicated:
Mr. Anker, 4,000 shares; Mr. Boscia, 2,000 shares; Mr. McCurley, 1,000 shares; Mr. Rolland, 150 shares; and Ms. Ruckelshaus, 200 shares. Of the shares reported for Mr. Efroymson, he has sole voting and investment power with respect to 4,430 shares and shared voting and investment power with respect to the remaining 995,966 shares. Of the shares reported for Mr. Efroymson, 422,660 shares are held in various trusts and 577,736 are held by Moriah Fund, Inc., a private foundation of which Mr. Efroymson is Vice President and a director. Mr. Efroymson disclaims beneficial ownership of all but 4,430 shares.

<F2> This table includes the following shares which are subject to acquisition within 60 days by the exercise of outstanding stock options: Mr. Anker, 67,500 shares; Mr.Boscia, 29,500 shares; Mr. Dunsire, 60,000 shares; Mr. McCurley, 27,400 shares; Mr.Rolland, 154,000 shares; and Mr. West, 70,500 shares.


                           SECURITY OWNERSHIP
                       OF CERTAIN BENEFICIAL OWNERS

The table below sets forth, as of March 3, 1994, the names of persons known to the Corporation to be the beneficial owners of more than 5% of its Common or Preferred Stock.


                               SECURITY OWNERSHIP
                          OF CERTAIN BENEFICIAL OWNERS


Title of Class  Name and Address of Beneficial  Amount and Nature of      Percent
                          Owner                 Beneficial Ownership      of Class

Common          The Dai-ichi Mutual Life        8,835,794 shares - sole    8.58%
                Insurance Company               voting and sole
                13-1, Yurakucho 1-Chome         dispositive power of all
                Chiyoda-ku                      shares [Note:  The Dai-
                Tokyo 100, Japan                ichi Mutual Life Insurance
                                                Company has the right to
                                                acquire beneficial ownership
                                                (as defined in Rule
                                                13d-3(d)(1) under the
                                                Securities Exchange Act
                                                of 1934) of all of these
                                                shares.]


Common          The Capital Group, Inc.         6,411,990 shares - sole    6.81%
                333 South Hope Street           voting power - 3,690
                Los Angeles, California 90071   shares; sole dispositive
                                                power - 6,411,990 shares

Preferred       The Dai-ichi Mutual Life        8,835,794 shares - sole  99.46%
                Insurance Company               voting and sole
                13-1, Yurakucho 1-Chome         dispositive power
                Chiyoda-ku
                Tokyo 100, Japan




                    DIRECTOR  FEES AND BENEFITS, ATTENDANCE,
                   COMMITTEES, COMPLIANCE WITH SECTION 16(a)
                   OF THE SECURITIES EXCHANGE ACT OF 1934 AND
                                INTERLOCKS

FEES

Directors of the Corporation who are not employees ("non-employee directors") of the Corporation or its subsidiaries were paid an annual retainer at a rate of $23,000 plus a fee of $1,000 for each Board and Board committee meeting attended in 1993 prior to July 1, 1993 and an annual retainer at a rate of $24,000 plus a fee of $1,100 for each Board and Board committee meeting attended on or after July 1, 1993. In addition, the Corporation reimburses directors, and on some occasions their spouses, for reasonable travel expenses incurred in attending Board and Board committee meetings.

If shareholders approve the Lincoln National Corporation 1993 Stock Plan for Non-Employee Directors (Item 4), each non-employee director shall on July
1, 1994 receive an award of restricted shares of the Corporation's Common Stock equal to $10,000 (rounded upward to the nearest whole share). After July 1, 1994, and thereafter until July 1, 2004, on the July 1 following when a non-employee director commences a new three-year term, such director shall receive an additional award of restricted shares equal to $10,000 (rounded up to the nearest whole share). In addition, beginning on July 1, 1994, and continuing as of each successive July 1 thereafter, one-fourth of the annual retainer for all non-employee directors shall be paid in restricted Common Stock. The restrictions on all Common Stock issued to directors under the proposed plan will lapse on the earliest of the non-employee director's death, disability or termination as a director at age
70.


BENEFITS

Deferred Compensation Plan

Directors of the Corporation who are not employees of the Corporation or any of its subsidiaries may defer their annual retainer and fees under a plan by which the amounts deferred, together with interest, are paid to the director in either monthly installments over a ten-year period or a lump sum after the director has ceased to be a director. The rate of interest which is credited on fees deferred during any calendar year will be that rate equal to the annual yield which would be realized if the longest term United States Treasury Bond were purchased at the published closing price on the last day of the preceding year, but in no event less than 5% per annum. If shareholders approve the establishment of the stock plan for non-employee directors, directors will also have the option to defer fees in phantom stock units which mirror the performance of the Corporation's Common
Stock.

Retirement Plan

Directors, who are not employees of the Corporation or any of its subsidiaries, are eligible for retirement benefits. The annual benefit payable to a director is equal to .833% of the director's retainer paid during the last year he/she was a director multiplied by the number of months of service (with a maximum of 120 months). Individuals who were directors on January 1, 1987, were given credit for all years of past service. The benefit is payable either in a single lump sum or monthly beginning at the later of age 65 or when the director retires from the Corporation's Board. In the event of a director's death prior to the commencement of retirement benefits, a death benefit is paid to a beneficiary.

ATTENDANCE

The Board held five regularly scheduled meetings and one special meeting during 1993. All directors except J. Patrick Barrett and Daniel R.
Efroymson attended 75% or more of the aggregate meetings of the Board and Board committees which he or she was eligible to attend. The Corporation believes attendance at meetings is only one criterion for judging the contribution of individual directors, and all directors have made substantial and valuable contributions to the management of the Corporation.

COMMITTEES

The Board currently has four standing committees (i.e., committees composed entirely of Board members): the Audit Committee, the Compensation Committee, the Development Committee and the Directors and Nominations Committee.

Audit Committee

The members of the Audit Committee are: Earl L. Neal (Chairperson), J. Patrick Barrett, Thomas D. Bell, Jr., Daniel R. Efroymson, Harry L. Kavetas, Jill S. Ruckelshaus and Gilbert R. Whitaker, Jr. During 1993 the Audit Committee met six times. The principal functions of the Audit Committee are: (1) to review audits of the consolidated financial statements of the Corporation performed by independent auditors, (2) to confer with the independent auditors and officers of the Corporation regarding accounting and financial statement matters, (3) to recommend to the Board the selection, retention, or termination of the independent auditors, (4) to review the Corporation's accounting and auditing procedures and (5) to perform such other functions as are necessary and desirable.

Compensation Committee

The members of the Compensation Committee are John M. Pietruski (Chairperson), Thomas D. Bell, Jr., Earl L. Neal, Jill S. Ruckelshaus and Gordon A. Walker. The Compensation Committee held five meetings during
1993. No member of the Compensation Committee is an officer [or employee] of the Corporation. The functions of the Compensation Committee relate to compensation of officers and key personnel and include: (1) the selection and development of officers and key personnel, (2) establishing salaries for officers and key personnel, (3) establishing and approving employee and officer retirement, group insurance and other benefit plans,
(4) approving modifications to employee benefit plans if all such modifications according to actuarial estimates will not in the aggregate increase the Corporation's benefit expense by more than $5,000,000 in the next full calendar year after the effective date of such modifications,
(5) administering those benefit plans of the Corporation designed to comply with the disinterested administration provisions of Rule 16b-3(c) under the Securities Exchange Act of 1934 and (6) such other functions as are necessary or desirable.

Development Committee


The members of the Development Committee are: M. Leanne Lachman (Chairperson), Robert A. Anker, J. Patrick Barrett, Daniel R. Efroymson,
Leo J. McKernan, John M. Pietruski and Ian M. Rolland. During 1993 the Development Committee met seven times. The Development Committee generally has authority to authorize the following transactions and expenditures between $5 million and $10 million: (1) acquisitions or divestitures of companies, assets or books of business, mergers, strategic investments and joint ventures, (2) movements or transfers of capital among affiliates, capital contributions to affiliates or transfer of ownership of affiliates among affiliates, (3) capital commitments or expenditures for leases and asset purchases, (4) purchases by the Corporation or its affiliates of securities issued by the Corporation or any of its affiliates and issuance of securities by the Corporation or any of its affiliates and (5) such other transactions as the chief executive officer may elect to refer to the Committee.

Directors and Nominations Committee

The members of the Directors and Nominations Committee are: Gilbert R.
Whitaker, Jr. (Chairperson), Harry L. Kavetas, M. Leanne Lachman, Leo J. McKernan, Ian M. Rolland, and Gordon A. Walker. During 1993 the
Directors and Nominations Committee met three times. The functions of the Directors and Nominations Committee include: (1) the nomination of directors for election by shareholders, (2) the nomination of directors to fill vacancies,
(3) the compensation and reimbursement of directors, (4) the retirement policy and benefit plans for directors and (5) the determination of the size of the Board.

Although the Directors and Nominations Committee does not solicit shareholder suggestions regarding nominees for director to be proposed by the Board, it will consider such recommendations if they are made. Recommendations regarding nominees for director to be proposed by the Board, along with relevant qualifications and biographical material, should be sent to the Secretary of the Corporation.

Nominations for directors to be proposed by a shareholder at a shareholders' meeting must comply with the provisions of the Corporation's Bylaws (See Shareholder Proposals on page 43).

COMPLIANCE WITH SECTION 16(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

Under the securities laws of the United States, the Corporation's directors, its executive officers (which include all the Named Executive Officers shown on the Summary Compensation Table on page 18), and any persons holding more than ten percent of a class of its equity securities ("Reporting Persons") are required to report their initial ownership of such securities and any subsequent changes in that ownership to the Securities and Exchange
Commission (SEC) and the New York Stock Exchange on Forms 3, 4 and 5.
All Reporting Persons are required by SEC regulations to furnish the Corporation with copies of all Forms 3, 4 and 5 they file. Specific due dates for these reports have been established, and the Corporation is required to disclose in this proxy statement any failure during 1993 to file by these dates. All of these filing requirements were satisfied. In making these disclosures, the Corporation has relied solely on written representations of the Reporting Persons and copies of the reports that were filed with the SEC.

COMPENSATION COMMITTEE
INTERLOCKS AND INSIDER PARTICIPATION

The following persons served as members of the Corporation's
Compensation Committee during the 1993 fiscal year:  Thomas D. Bell, Jr.,
Edwin K. Hoffman, Earl L. Neal, John M. Pietruski, Jill S. Ruckelshaus and Gordon A. Walker. All of the above persons except Edwin K. Hoffman are currently serving on the Compensation Committee. Edwin K. Hoffman retired from the Board on May 13,1993. None of these people had interlocks reportable under Section 402(j)(3) and (4) of Regulation S-K, and none were employees, officers or former officers of the Corporation or its subsidiaries.

                       EXECUTIVE COMPENSATION

                   COMPENSATION COMMITTEE REPORT

Following is the report of the Compensation Committee of the Board of Directors regarding compensation of executive officers:

The Corporation's executive compensation programs are administered by the Compensation Committee (the "Committee"), a committee of the Board of Directors comprised exclusively of non-employee directors. The Committee approves payment amounts and award levels for the Corporation's officers and key personnel including payments under plans approved by the Board of Directors. The Committee's decisions assist the Corporation in attracting and retaining the highest caliber executives while providing appropriate compensation programs that reinforce the attainment of superior financial results for the benefit of the shareholders, customers, employees and communities in which the Corporation operates. None of these non-employee directors have any interlocking or other relationships that would call into question their independence as Committee members.

The Corporation has been tracking its corporate performance versus that of a selected group of specialty and multi-line insurance companies since 1989. This group of peer companies, which has operating and market characteristics similar to the Corporation's, currently includes 14 insurance companies. Lincoln's size in total assets and annual revenue is above the median of this group of companies. These are the same companies listed on the Performance Graph on page 26, and are hereafter referred to in this report as the "Peer Group." The Compensation Committee annually reviews and approves the companies that comprise the Peer Group.

The Corporation's primary objective is to maximize shareholder value over time. To accomplish this objective, the Corporation has adopted a comprehensive business strategy. The overall goal of the Committee is to develop executive compensation policies which are consistent with and linked to the Corporation's strategic business objectives.

The Corporation's executive compensation program has been designed to provide a strong and direct link between executive pay and the Corporation's financial performance (as more specifically described below) and total long-term shareholder return, both relative to the Peer Group. Consistent with this objective, the Committee establishes performance criteria, evaluates performance against this criteria and determines actual incentive awards.

TOTAL COMPENSATION PRINCIPLES

There are key principles to which the Committee adheres in structuring the compensation program for its key executives. They are as follows:

  Long-Term and At-Risk Focus: The majority of compensation for senior executive officers is long-term and at-risk, to focus management on the long-term interests of share owners. Less emphasis is placed on base pay and annual incentives.

  Equity Orientation: Equity-based plans comprise a major part of the at-risk portion of total compensation to instill ownership thinking and to link compensation to long-term shareholder return. Consistent with this philosophy, the Corporation requires officers to meet certain share ownership guidelines.

  Management Development: Compensation opportunities are structured to attract and retain those individuals who can maximize the creation of share-owner value. The compensation structure facilitates the Corporation's philosophy of developing leaders.

  Competitiveness: Base pay will be competitive with selected companies within the Corporation's market. Total compensation, however, will be below average for average or below average financial performance but will be in the top quartile for top quartile financial performance. The market to which we compare includes the Peer Group as well as other companies in our industry. The development of at-risk pay policies is driven more by corporate strategy than by competitive practice.

Guided by these principles, the Committee began to restructure the total compensation approach for key executives in 1989 and has utilized these key principles in the design and administration of the executive compensation program. Recognizing that many factors bear on corporate performance, the Committee believes that the structure of the executive compensation approach implemented in 1989 encourages the creation of share-owner value over the long-term.

EXECUTIVE COMPENSATION STRATEGY

The primary components of executive compensation used by the Committee are:
             Base pay
             Long-term incentives
             Benefits

These components are structured to meet varying business objectives and to cumulatively provide a level of total compensation opportunity that compares favorably to levels of total compensation offered by other successful companies in our industry. Annual incentives were eliminated beginning in 1992 and thereafter making the long-term incentive opportunity the only variable component of total compensation. Top tier performance by the Corporation will result in total compensation that exceeds the average of our industry. For example, if our performance is in the top quartile, total compensation will also be in the top quartile. On the contrary, performance levels at or below the average will result in below average total compensation.

COMPONENTS OF EXECUTIVE COMPENSATION AND DISCUSSION OF
CEO'S 1993
COMPENSATION

Following is a discussion of the components of the executive compensation program along with a specific discussion of decisions regarding Mr. Rolland's 1993 compensation.

Base Pay

The Corporation's executive base pay bands, including the pay band for the Chief Executive Officer, are established to be fully competitive with a group of specialty and multi-line insurance companies (including but not limited to the Peer Group) adjusted for differences in assets and revenues. These pay bands were established by using methodology and data provided and developed by independent compensation consulting firms.

The Committee emphasizes longer term compensation in the total compensation strategy for senior executives rather than increases in base pay. Accordingly it is expected that once base pay reaches fully competitive levels, future increases in base pay will occur at frequencies ranging from 12 to 30 months. The frequency depends upon individual performance, pay competitiveness, and length of service.

Base pay increases for the Named Officers were based on sustained individual performance and achieving a market competitive position. The increase in Mr. Rolland's base pay for 1993 was 7.9%. This increase was based on his guidance of the Corporation in 1992 in achieving "business success." Factors used to determine "business success" for 1992 included the total return to shareholders, an increase in income from operations, implementation of expense controls, and successful sale of the Corporation's large case Managed Health Care operation.

Long-term Incentives

Long-term incentives comprise the largest portion of total compensation for executive officers. These incentives are provided through annual grants of Stock Options and two long-term cash incentive plans: the Executive
Value Sharing Plan ("EVSP") and the Management Incentive Plan II ("MIP
II"). The Committee has the authority to convert cash payments from either the EVSP or the MIP II into restricted stock, thus creating three forms of long-term incentives utilized for key executives: stock options, restricted stock and cash awards. In any given year, an executive may receive a combination of all or some of these incentives, depending on circumstances such as individual and corporate performance. The objective of both the stock option grants and the conversion of long-term cash incentives to restricted stock awards is to motivate executives to make long-term changes in the performance of the Corporation that will enhance long term total return to shareholders.

During the three-year performance cycle of 1991 through 1993, the Corporation performed at the 79th percentile of the Peer Group for the key financial measure of increase in book value per share and at the 86th percentile of the Peer Group for total shareholder return.

For 1993, approximately three-fourths of the value of Mr. Rolland's total compensation was variable. This total variable portion was comprised of long-term incentives which are based on long-term corporate financial and LNC Common Stock performance relative to the Peer Group as discussed above. The long-term incentive plans are discussed below:

    Stock Options: Stock option grants provide the opportunity to purchase shares of LNC Common Stock at fair market value (the average of the high and low trading prices on the day preceding the date of grant). The objective of these grants is to increase executive officers' equity interest in the Corporation and to allow them to share in the appreciation of the Corporation's Common Stock. Stock options only have value for the executive officers if the stock price appreciates in value from the date the options are granted. Each stock option becomes exercisable in four annual installments beginning on the first anniversary of grant and has a ten year term. The Committee has typically granted stock options each year to executive officers at its May meeting. The option grants cover shares of Common Stock authorized under shareholder-approved plans. Over 500 employees are eligible to receive option grants.

    Executives are encouraged to hold shares received upon the exercise of the options, linking their interests to those of share owners. In fact, executives who sell shares prior to reaching the share ownership guidelines (discussed on page 16) may have future stock option awards reduced or eliminated. Mr. Anker has not sold any shares of Common Stock since becoming an Executive Officer, and Mr. Rolland has only sold shares once in the past 25 years.

    In granting stock options, the Committee takes into account the executive's level of responsibility and individual contribution.
    In addition, the Committee considers the practices of other companies as verified by external surveys, shares of Common Stock owned by the individual, and total compensation objectives. Mr. Rolland was awarded a grant of 46,000 stock options at the then fair market price of $39.75 per share on May 12, 1993. The Committee based Mr. Rolland's award on progress made toward controlling corporate costs, the sale of the large case Managed Health Care operation, the development of a high performing executive management team, and the long-term stock performance of the Corporation in relation to the stock performance of the Peer Group.

    Executive Value Sharing Plan ("EVSP"): Under the EVSP as in effect for all three-year performance cycles beginning before 1994, the Corporation shares with executive officers and a select group of key personnel a portion of either the Corporation's or a designated business segment's increase in book value over a three-year cycle that is in excess of the average increase in book value of designated groups of comparable companies e.g., for corporate management, the comparable companies are the Peer Group. The amount of an award is dependent on the level of participation by an executive as set by the Committee.
    The EVSP eliminates awards for average and below average results while making significant awards when superior performance is achieved. All awards for the Named Executive Officers made by the Committee in 1994 for the 1991-1993 cycle were made as grants of restricted shares of the Corporation's Common Stock, which vest on January 1, 1997.

    Under the EVSP, Mr. Rolland has the opportunity to be paid an amount equal to 1.2% of the Corporation's book value increase that is in excess of the average increase of the Peer Group for the 1991-1993, 1992-1994 and 1993-1995 performance cycles. In early 1994, the Committee reviewed and approved the 1993 award to Mr. Rolland and the other Reporting Persons. In approving the calculation of the award, the Committee also approved adjustments to the book values of both the Corporation and of the companies to which the Corporation or the designated Business Unit is compared. These adjustments were made due to certain new accounting rules in order to treat all companies on an equal basis. Mr. Rolland's 1991-1993 award was $1,383,584. His award was based on the Corporation performing at the 79th percentile of Peer Group performance for the financial measure of increase in book value per share. The award was converted to 32,845 shares of restricted stock using a $42.125 per share conversion price. The restrictions on these shares lapse at the earliest of death, disability or January 1, 1997.

    The Committee revised the EVSP formula for the 1994-1996 Performance Cycle so that awards under the EVSP would qualify for a "performance-based compensation" exception to the dis-allowance to the Corporation of federal income tax deductions for compensation paid to Named Executive Officers. The

    Committee set the target EVSP award levels for Mr. Rolland for the 1994-1996 Performance Cycle at 0% for below average performance as compared to a peer group established for that Performance Cycle, $1,800,000 for 75th percentile ("Top-Tier") performance, and $3,200,000 if the Corporation is the number one company in the peer group. The final determination of the amount of the award and the form of payment (i.e., cash or restricted stock) is in the Committee's sole discretion. Historically, the Committee has made this payment to Mr. Rolland and all of the Named Executive Officers in restricted stock, the restrictions on which lapse at the end of three years.
    This revision to the EVSP is subject to shareholder approval and a more detailed description of the operation of the EVSP for all performance cycles beginning with 1994 is contained in Item 6 beginning on page 36. In setting these target awards, the Committee's objective is to achieve competitive total compensation levels. The Committee annually reviews the results of external surveys to determine the maximum award levels.

    Management Incentive Plan II (MIP II): Under MIP II, all the executive officers received an award. Potential payments can range from 0% to 40% of average annual salary for the performance cycle. Future awards under three year performance cycles beginning in 1992 under MIP II were terminated with respect to all executive officers (including the Named Officers) and certain key personnel who participate in the EVSP. In 1994, Messrs. Rolland, Anker, Dunsire, and West received cash and restricted stock as their awards for the 1991-1993 performance cycle. This award was based on the total shareholder return for the Corporation as compared to the Peer Group over a 3-year performance cycle.
    Mr. Rolland's 1991-1993 award was 34.3% of his average annual salary for that cycle. His award was based on the Corporation achieving total shareholder return at the 86th percentile as compared to the Peer Group. The Committee converted and paid one-half of the award in 3,313 shares of restricted stock using a $41.937 per share conversion price. These restrictions lapse at the end of 1995. This was the last payment under MIP II because of the implementation of the EVSP in 1992.

    Restricted Stock: Restricted stock awards were made to all of the Named Executive Officers in lieu of a cash payment under the Executive Value Sharing Plan, and in lieu of fifty percent of their awards under Management Incentive Plan II. The shares awarded are typically restricted from sale or trade for three years after grant except in a situation relating to death or disability. During the period that the shares are issued but restricted, the executives may vote the shares.
    In addition, at the time the restrictions lapse, compensation equal to the amount of dividends that would have been paid during the period the shares were restricted is paid to the executive. The Committee may also grant individuals restricted stock to recognize exceptional performance or in order to ensure retention of key executives.


    Share Ownership Guidelines: The Committee endorses stock ownership by directors, executive officers and key personnel in the belief that stock ownership enhances the alignment of management and shareholder interests. Further, the Committee endorses stock based performance compensation arrangements as being essential in achieving this alignment. In support of achieving stock ownership, the Corporation has adopted the following guidelines. fficers are expected to achieve stock ownership equivalent to the following multiples of their base salary:chief executive officer
    - 8 times, chief operating officer - 7 times,executive vice presidents -
    6 times, senior vice presidents - 4 times,vice presidents - 2 times, and officers below vice president - 1 times base salary. These guidelines were established in 1993, and officers are expected to meet them within 5 years.

Benefits

Benefits offered to key executives serve a different purpose than do the other elements of total compensation. In general, they provide a safety net for protection against the financial catastrophes that can result from illness, disability or death. Benefits offered to key executives are largely those that are offered to the general employee population, with some variation, largely to promote tax efficiency and replacement of benefit opportunities lost due to regulatory limits.

IMPACT OF OBRA 1993 ON EXECUTIVE COMPENSATION STRATEGY

The Committee has taken steps to minimize the amount of compensation to be paid to any of the Named Executive Officers listed on the Summary Compensation Table in excess of the amount that would be deductible for the Corporation in 1994. In addition, both the Corporation's 1986 Stock Option Incentive Plan and the Executive Value Sharing Plan are being submitted to a shareholder vote so that future awards under those plans will not be subject to the one million dollar limit on deductibility. Although the plans will meet the necessary requirements to be deductible, the Committee may, in accordance with its powers, award other discretionary bonuses to executives that are not deductible to recognize exceptional service or to correct below market compensation. Should compliance with the million dollar limit conflict with the Committee's compensation philosophy, the Committee will act in accordance with that philosophy and in the best interests of shareholders.

The Compensation Committee believes the executive compensation policies and programs serve the interest of the share owners and the Corporation. Pay delivered to the executives is intended to be linked to and commensurate with corporate performance. The Committee believes the performance of the Corporation validates this compensation philosophy.


The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.


                      John M. Pietruski, Chairperson
                      Thomas D. Bell, Jr.
                      Earl L. Neal
                      Jill S. Ruckelshaus
                      Gordon A. Walker

SUMMARY ANNUAL AND LONG-TERM COMPENSATION

The Corporation's compensation program for executive officers for the fiscal year ended December 31, 1993 consisted primarily of salaries, cash bonuses, and other compensation. Shown below is information concerning the annual and long-term compensation for services in all capacities to the Corporation for the fiscal years ended December 31, 1993, 1992 and 1991, of those persons who were, at December 31, 1993 (i) the chief executive officer and
(ii) the other five most highly compensated executive officers of the Corporation (the "Named Executive Officers"):


                          SUMMARY COMPENSATION TABLE

                                                                  LONG-TERM COMPENSATION

                            ANNUAL COMPENSATION                           AWARDS    PAYOUT
      (a)             (b)     (c)       (d)        (e)            (f)             (g)       (h)       (i)
                                                  OTHER                       SECURITIES
                                                  ANNUAL        RESTRICTED    UNDERLYING            OTHER
                                                  COMPEN-       STOCK         OPTIONS/    LTIP      COMPEN-
NAME AND PRINCIPAL          SALARY     BONUS      SATION<f1,2> AWARDS<f3,7>   SARs     PAYOUT(S) SATION<f1,5>
POSITION              YEAR    ($)       ($)         ($)            ($)            (#)      ($)       ($)

IAN M. ROLLAND        1993  $ 896,494  $    -0-   $ 69,450      $1,522,520    46,000     $ 138,891  $123,338
Chairman and CEO of   1992    820,769       -0-     20,046       1,178,874    40,000       107,453   109,000
LNC                   1991    715,175   190,691        ---              -0-   30,000       119,130       ---

ROBERT A. ANKER       1993    467,648       -0-     24,107          778,146   24,000        69,146    61,315
President and COO     1992    423,654       -0-     84,093<F6>      599,052   22,000        50,048    53,799
of LNC                1991    327,583       -0-        ---              -0-   15,000        49,590       ---

P. KENNETH DUNSIRE    1993    408,033       -0-     28,870          719,537   15,000        62,860    54,374
Executive Vice        1992    373,077       -0-     10,497          448,654   16,000        47,868    48,247
President of LNC      1991    324,231   184,276        ---              -0-   15,000        51,585       ---

THOMAS M. WEST        1993    396,302       -0-      3,118          712,970   15,000        61,325    48,286
Executive Vice        1992    367,885       -0-        690          440,577   14,000        46,721    42,812
President of          1991    314,366    43,659        ---              -0-   15,000        50,160       ---
Lincoln Life Ins.Co.

JON A. BOSCIA         1993    353,032       -0-      2,845          536,913   15,000        82,950    40,402
Executive Vice        1992    318,461       -0-      2,020          415,748   14,000        71,838    34,859
President and Chief   1991    253,900    95,608        ---              -0-    9,000        62,000       ---
Investment Officer
of LNC

F. CEDRIC McCURLEY<F4> 1993   345,340       -0-      6,389          373,082    15,000           -0-   55,574
CEO of American        1992   320,000       -0-        739          225,273    12,000           -0-   50,717
States                 1991       ---       ---        ---              ---       ---           ---      ---
Insurance Company

- ---

<F1> In accordance with the transitional provisions applicable to the revised rules on executive officer and director compensation disclosure adopted by the Securities and
Exchange Commission, as informally interpreted by the Commission's Staff, amounts of
Other Annual Compensation and All Other Compensation are excluded for the Corporation's
1991 fiscal year.

<F2> The amounts included represent (a) amounts reimbursed during the fiscal year for payment of taxes and (b) perquisites and other personal benefits if they exceed the lesser of $50,000 or 10% of the total of base salary and annual bonus for the Named
Executive Officers.


<F3> Represents the fair market value on the day prior to the award of restricted shares of Common Stock awarded under the Management Incentive Plan II for services rendered in 1990, 1991, 1992 and 1993, and awarded under the Executive Value Sharing Plan for services rendered in 1992 and 1993.  As of December 31,
1993, the number and value of the aggregate restricted stockholdings of all employees of the corporation were 148,154 shares at $6,444,699.  The awards made for the performance cycles ending on December 31, 1993, and reflected  in this column are not included in this aggregate number as these awards were made in the first quarter of 1994.  No dividends are payable on the restricted shares, however, when the restrictions lapse, a "dividend equivalency" bonus is paid. The restrictions on the shares awarded under the Management Incentive Plan II for the 1990-92 performance cycle lapse on December 31, 1994, and for the 1991-93 performance cycle lapse on December 31, 1995.  The restrictions on the shares awarded under the Executive Value Sharing Plan lapse on the third anniversary of January 1 of the year next succeeding the applicable performance cycle.

<F4> Information is furnished for any full fiscal year only if a Named
Executive Officer served as an executive officer of the Corporation during any part of a fiscal year with respect to which information is required. Mr. McCurley was not an executive officer at any time during 1991.

<F5> Amounts included in the All Other Compensation column are amounts contributed or accrued for the Named Executive Officers under the
Corporation's Employees' Savings and Profit-Sharing Plan and the related supplemental savings plans.  The amounts for fiscal 1993 are as follows: Mr. Rolland $79,183,
Mr. Anker $40,921, Mr. Dunsire $35,602, Mr. West $34,556, Mr. Boscia $30,695 and
Mr. McCurley $30,009.  In addition, the dollar value of insurance premiums paid by the
Corporation for the benefit of the Named Executive Officers is included.  The amounts for fiscal 1993 are as follows: Mr. Rolland $44,155, Mr. Anker $20,394, Mr. Dunsire
$18,772, Mr. West $13,730, Mr. Boscia $9,707 and Mr. McCurley $25,565.

<F6> Of this amount, $63,834 is associated with the sale of Mr. Anker's previous residence and move to Fort Wayne.

<F7> The restricted stockholdings of the Named Executive Officers as of
December 31, 1993 are as follows: Mr. Rolland, 32,234 shares; Mr. Anker, 16,380 shares;
Mr. Dunsire, 12,270 shares; Mr. West, 12,048 shares; Mr. Boscia, 11,362 shares and
Mr. McCurley, 6,156 shares.



                     [This space intentionally left blank]

LONG-TERM INCENTIVE PLANS

Beginning with 1994, Section 162(m) of the Internal Revenue code of 1986, as amended (the "Code"), generally disallows deductions for compensation in excess of $1,000,000 paid to the executive officers who are listed in the Summary Compensation Table for the tax year in which the Corporation would be entitled to the deduction, (the "Code 162(m) Covered Employees"). The Corporation has adopted, subject to shareholder approval, a restatement of the Corporation's Executive Value Sharing Plan, (the "EVSP"). The Corporation believes that the EVSP, as more fully described in Item 6 beginning on page 36, would qualify for a "performance-based compensation" exception to this disallowance rule if the Corporation's shareholders approve Item 6. Shown below are the estimated future payouts for the 1994 to 1996 Performance
Cycle under the Corporation's Executive Value Sharing Plan.


               LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

                                                  ESTIMATED FUTURE PAYOUTS UNDER
                                                  NON-STOCK PRICE-BASED PLANS


                               PERFORMANCE
              NUMBER OF         OR OTHER
                SHARES,        PERIOD WITH
            UNITS OR OTHER    MATURATION OR    THRESH-HOLD<F2>
NAME        RIGHTS <F1> #       PAYOUT            $ or #      TARGET<F3>    MAXIMUM<F4>

Rolland     N/A                 1994-1996          -0-         $ 1,800,000   $3,200,000

Anker       N/A                 1994-1996          -0-           1,200,000    2,200,000

Dunsire     N/A                 1994-1996          -0-           1,000,000    1,800,000

West        N/A                 1994-1996          -0-             930,000    1,400,000

Boscia      N/A                 1994-1996          -0-           1,000,000    1,800,000

McCurley    N/A                 1994-1996          -0-             930,000    1,400,000

________________________
<F1> The Corporation's Executive Value Sharing Plan permits the Compensation Committee to establish performance goals.  The 1994-199
Named Executive Officers relate the Corporation's performance to a selected group of peer companies.  If the increase in the dividend-adjusted value sharing return on equity of the
Corporation for the three year performance cycle exceeds the average performance of selected companies, then an award will be made according to a pre-established formula with
Compensation Committee discretion to adjust downward.

<F2> The basic philosophy is to make no payment if performance is equal to or below the average performance of the selected companie produced by the formula and payable at threshold are established at higher levels than zero in order to permit the Compensation Committee the discretion to adjust downward to comply with
Section 162(m) of the Code. The average performance is determined for each of the three years in a performance cycle by deleting the top three and bottom three companies to determine an annual average, and then averaging the three years to determine the Corporation's ranking.

<F3> The target is the estimated maximum to be paid for  the 1994-1996 three-year cycle if the Corporation's performance is at the 7 pared to the
competitors.  Upon completion of the cycle, any award may be paid in restricted shares of the Corporation's Common Stock, cash, or both.

<F4> The maximum is the most that would be awarded if the Corporation was the top company among the selected group of competitors for the 1994-1996 Performance Cycle.  If there is no increase in  adjusted book value for a performance cycle, no payment is made.

STOCK OPTION PLANS

Shown below is further information on grants of stock options pursuant to the Corporation's 1986 Stock Option Incentive Plan during the fiscal year 1993 to the Named Executive Officers which are reflected in the Summary Compensation Table. No stock appreciation rights were granted under that Plan during fiscal 1993.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                                            POTENTIAL REALIZABLE VALUE AT
                                                                ASSUMED ANNUAL RATES OF
                                                            STOCK PRICE APPRECIATION FOR
                  INDIVIDUAL GRANTS                               OPTION TERM
(a)        (b)            (c)              (d)            (e)          (f)              (g)

         NUMBER OF
         SECURITIES   % OF TOTAL
         UNDERLYING   OPTIONS/SARS
         OPTIONS/SARS GRANTED TO       EXERCISE OR
         GRANTED<F1>  EMPLOYEES IN     BASE PRICE<F3>  EXPIRATION
NAME        (#)       FISCAL YEAR<F2>  ($/SHARES)      DATE<F4>        5% ($)          10% ($)
Rolland   46,000          8.06%        $ 39.75         5/12/2003     $1,149,933     $ 2,914,158

Anker     24,000          4.21%          39.75         5/12/2003        599,965       1,520,430

Dunsire   15,000          2.63%          39.75         5/12/2003        374,978         950,268

West      15,000          2.63%          39.75         5/12/2003        374,978         950,268

Boscia    15,000          2.63%          39.75         5/12/2003        374,978         950,268

McCurley  15,000          2.63%          39.75         5/12/2003        374,978         950,268

_________________________

<F1> Options granted on May 12, 1993 are exercisable starting 12 months after the grant date with respect to 25% of the shares covered and with an additional 25% of the option shares becoming exercisable on each successive anniversary date, with full vesting occurring on the 4th anniversary date.

<F2> The Corporation granted options representing 570,600 shares to employees in fiscal year 1993.

<F3> The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.

<F4> The options were granted for a term of 10 years, subject to earlier forfeiture in certain events related to termination of employment.
</fn?

OPTION EXERCISES AND FISCAL YEAR-END VALUES

Shown below is information with respect to option exercises in fiscal year 1993 and unexercised options to purchase the Corporation's Common Stock and Common Stock granted in fiscal year 1993 and prior years under the Corporation's
1982 and 1986 Stock Option Incentive Plans to the Named Executive Officers.


                 AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION/SAR VALUES


(a)             (b)               (c)                      (d)                                     (e)

                                             Number of Unexercised Options held at Value of Unexercised in-the-money
                                                    December 31, 1993              Options Held at December 31, 1993(f1>
           Shares Acquired
Name       on Exercise       Value Realized    Exercisable    Unexercisable        Exercisable       Unexercisable

Rolland        -0-                -0-          154,000        76,000               $2,795,250       $ 645,900

Anker          -0-                -0-           67,500        40,500                1,283,315         350,370

Dunsire        -0-                -0-           60,000        27,000                1,062,500         245,610

West           -0-                -0-           70,500        25,500                1,277,795         221,940

Boscia         -0-                -0-           29,500        25,500                  566,745         221,940

McCurley       -0-                -0-           27,400        24,000                  527,708         198,270

<F1> Based on the closing price on the New York Stock Exchange Composite Transactions of the Corporation's
Common Stock on December  31, 1993 ($43.50).



                    [This space intentionally left blank]

RETIREMENT PLANS

The following table shows the estimated annual retirement benefits payable on a straight life annuity basis to participating employees, including the Named Executive Officers, under the Corporation's retirement plans which cover most officers and other employees on a non-contributory basis. Such benefits reflect a reduction to recognize in part the Corporation's cost of Social Security Benefits related to service for the Corporation.


                                   PENSION TABLE

          Estimated annual retirement benefits for credited years of service<f1,3>
Final
Average
Salary<F2>  10 Years   15 Years   20 Years   25 Years  30 Years  35 Years  40 Years

$ 300,000   $ 50,028  $  75,041  $ 100,055  $125,069  $150,083  $175,096  $ 182,596

  350,000     58,528     87,791    117,055   146,319   175,583   204,846    213,596

  400,000     67,028    100,541    134,055   167,569   201,083   234,596    244,596

  450,000     75,528    113,291    151,055   188,819   226,583   264,346    275,596

  500,000     84,028    126,041    168,055   210,069   252,083   294,096    306,596

  550,000     92,528    138,791    185,055   231,319   277,583   323,846    337,596

  600,000    101,028    151,541    202,055   252,569   303,083   353,596    368,596

  650,000    109,528    164,291    219,055   273,819   328,583   383,346    399,596

  700,000    118,028    177,041    236,055   295,069   354,083   413,096    430,596

  750,000    126,528    189,791    253,055   316,319   379,583   442,846    461,596

  800,000    135,028    202,541    270,055   337,569   405,083   472,596    492,596

  850,000    143,528    215,291    287,055   358,819   430,583   502,346    523,596

  900,000    152,028    228,041    304,055   380,069   456,083   532,096    554,596

  950,000    160,028    240,791    321,055   401,319   481,583   561,846    585,596

1,000,000    169,028    253,541    338,055   422,569   507,083   591,596    616,596

<F1> This table assumes retirement at age 65 (current normal retirement date), and at age 65, the following individuals will have the number of years credited service indicated: Mr. Rolland, 41; Mr. Anker, 31; Mr. Dunsire, 11; Mr. West, 40; Mr. McCurley,
14; and Mr. Boscia, 33.

<F2> Final average salary is the average of an employees' base salary paid in any consecutive 60 month period during an employee's last ten years of active employment which produces the highest average salary.

<F3> As a result of limitations under the Internal Revenue Code, a portion of these amounts will be paid under a supplemental benefit plan established by the Corporation to provide benefits (included in this table) which would exceed these limits.

SUPPLEMENTAL RETIREMENT ARRANGEMENTS

LNC Executives' Salary Continuation Plan

Certain officers of the Corporation and its subsidiaries, including all Named Executive Officers, have entered into salary continuation agreements with their employers under the terms of the Salary Continuation Plan for Executives of Lincoln National Corporation and Affiliates ("Salary Continuation Plan").
Under the Salary Continuation Plan, the amount each officer is entitled to receive upon retirement is 2% of final monthly compensation times the number of years the agreement has been in effect up to a maximum of 10% of final monthly salary; so long as the officer agrees to an exclusive consulting arrangement with the Corporation until the earlier of the waiver of such arrangement or attainment of age 65. This amount will be paid in the form of a 120-month certain and life annuity. In the event of death prior to retirement, a designated beneficiary of executives who were participating in the Salary Continuation Plan on December 31, 1991, will instead receive annual payments each equal to 25% of the employee's final annual salary until the later of the date on which the employee would have attained age 65 or the date on which a minimum of ten payments have been made.These agreements automatically terminate upon the officer's termination of service for reasons other than death, disability or retirement; except that in the event of a change-in-control of the Corporation, as defined in the Executives' Severance Plan, and a subsequent voluntary or involuntary termination of the employee's employment within 2 years of the change-in-control, such employee shall be treated as continuing employment with the Corporation and its affiliates until age 65 at which time benefits shall begin. The Salary Continuation plan was amended in 1991 to cap compensation used to determine benefits at the greater of $200,000 or the annual base compensation in effect on December 31, 1991 for all current and future participants and to eliminate the death benefit for future participants. Effective December 31, 1993, the exclusive consulting arrangement was waived for all participants who had attained age
55 which included Messrs. Rolland and Dunsire.

LNC Executive Employees Supplemental Pension Arrangement

The LNC Executive Employees' Supplemental Pension Arrangement was established to provide an incentive for attracting experienced senior executive personnel by protecting them from the loss of retirement benefits attributable to prior employment. Executives are selected for participation in the arrangement by the chief executive officer of the Corporation with the consent of the Compensation Committee of the Board. Participants must be eligible for retirement under the LNC Retirement Plan to be eligible for payments. In addition, participants who are eligible for early retirement may be eligible for benefits under this arrangement at the chief executive officer's discretion. Under this arrangement, payments decrease to zero as years of service increase and benefits under the LNC Retirement Plan become equal to the Cumulative Benefit (described below). Accordingly, payments equal the Cumulative Benefit minus the amount paid from the LNC retirement plans and the amount of the Social Security payment that is attributable to the employer's contribution. The Cumulative Benefit is determined by multiplying an employee's final average salary by a percentage which is the total of 3.0% for the first 15 years of service (45% after 15 years), 1.5%
for the next 5 years (52.5% after 20 years), 1.0% for the next 5 years (57.5% after 25 years), and .25% for service over 25 years (60% maximum after 35 years). Mr. Dunsire is currently a participant. His annual estimated benefit at age 65 and payable under this plan is $62,490 and as of December 31, 1993, he became vested in his benefit payable upon attainment of his 62nd birthday.

CHANGE-IN-CONTROL ARRANGEMENTS

Recognizing that an unforeseen change of control is unsettling to the Corpora-tion's key executives, the Board adopted the Lincoln National Corporation Execu-tives' Severance Benefit Plan ("Executives' Severance Plan") for the following reasons: (1) to encourage the continued employment of certain executives in the face of a threat of a change of control; (2) to enable such executives, if the Corporation is under a proposal for a change of control,to help the Board assess the proposal and advise what would be in the best interests of the Corporation, its shareholders, and the policyholders and customers of its affiliates without being unduly influenced by the uncertainties of continued employment; and (3) to demonstrate to executives the desire of the Corporation to treat them fairly.

Pursuant to the Executives' Severance Plan, the Corporation may enter into agreements (which are not employment agreements) with key employees to provide severance benefits in the event of their termination of employment for any reason other than death, disability or willful misconduct, within two years after a change of control of the Corporation has occurred. Executives eligible for participation in the Executives' Severance Plan ("Eligible Executives")are the chief executive officer, the chief operating officer, the chief financial officer, the chief investment officer and the general counsel. In addition to these five officers, the Compensation Committee of the Board may select up to an additional twenty officers as Eligible Executives. The maximum number of Eligible Executives at any time may not exceed 25. All Named Executive Officers were Eligible Executives during 1993.

The minimum benefit to which an Eligible Executive would be entitled under the terms of the Executives' Severance Plan is 299.9% of the Eligible Executive's average annual compensation for the period consisting of the five most recent taxable years ending before the change in control. The maximum amount of benefits to which an Eligible Executive would be entitled under this Executives' Severance Plan is two times his/her annual compensation (paid on account of services rendered during the calendar year preceding termination and including all forms of compensation reportable on a Form W-2) and the continuation of certain benefits under the welfare benefit plans in which he or she participates, the value of certain unexercised stock options and a lump sum payment equal to 43.8% of any amount paid which is deemed an "excess parachute payment" under the Code. In addition,the Corporation must reimburse an Eligible Executive any and all legal fees and expenses incurred by the Eligible Executive relating to enforcing the Corporation's obligations under the Executives' Severance Plan. The Executives' Severance Plan supplements and does not supersede other plans, contracts of employment, or other arrangements which Eligible Executives may have with the Corporation or its affiliates.

TERMINATION OF EMPLOYMENT ARRANGEMENTS


The Corporation has also entered into individual severance agreements with two of its executives. Mr. Dunsire, a Named Executive Officer, would receive one year of base salary if for any reason the Corporation terminates his employment. In addition, the Corporation has an agreement with Mr. Richard Vaughan, its chief financial officer, to pay two years base salary if the Corporation terminates his employment before June 18, 1996, and one year of base salary if the Corporation terminates his employment between June 18, 1996 and age 55.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

The following graph shows a five year comparison of the yearly performance change in the Corporation's cumulative total shareholder return (change in the year-end stock price plus reinvested dividends)with the S&P 500 Composite Index and an index of peer companies selected by the Corporation. Companies in the Peer Group are as follows: Aetna Life & Casualty Company, American General Corporation, Capital Holding Corporation, CIGNA Corporation, The Continental Corporation, Kemper Corporation,The NWNL Companies, Inc., Provident Life and Accident Insurance Company of America, SAFECO Corporation, Torchmark Corporation, Transamerica Corporation, Travelers Inc., USF&G Corporation, and US LIFE Corporation. Companies in the Peer Group are publicly traded insurance holding companies with business units which are considered to be significant competitors of major business units of the Corporation, and their returns have been weighted for stock market capitalization.

                           PERFORMANCE GRAPH
                    AMONG CORPORATION, S&P AND PEER GROUP

                 1988     1989     1990     1991     1992     1993
     LNC        100.00   147.06   109.17   147.44   209.44   255.78
     S&P        100.00   131.68   127.58   166.47   179.20   197.26
     Peer Group 100.00   132.81    97.40   137.68   167.04   185.66

                    Source: S&P Compustat Services, Inc.

The Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Corporation specifically incorporates this graph by reference, and shall not otherwise be deemed filed under such Acts.

There can be no assurance that the Corporation's stock performance will continue into the future with the same or similar trends depicted in the preceding graph. The Corporation will not make or endorse any predictions as to future stock performance.

                          ITEM 2 - PROPOSED INCREASE
                          IN AUTHORIZED COMMON STOCK

On November 11, 1993, the Board approved and recommended to shareholders an amendment to the Corporation's Articles of Incorporation to increase authorized Common Stock from 400,000,000 shares to 800,000,000 shares.
More specifically, the Board believes it is in the best interests of the Corporation and its shareholders to amend Article V, Section 1 of the Articles of Incorporation to read as follows:

"Section 1. Number and Classes of Shares. The total number of shares which the Corporation shall have authority to issue is eight hundred ten million (810,000,000) shares, consisting of eight hundred million (800,000,000) shares of a single class of shares to be known as Common Stock, and ten million (10,000,000) shares of a single class of shares to be known as Preferred Stock."

The current Articles of Incorporation provide for authorized capital stock of 410,000,000 shares consisting of 400,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. If the proposed amendment is approved by shareholders, the Corporation's authorized capital stock would be 810,000,000 shares consisting of 800,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. As of March 3,1994, 94,189,885 shares of Common Stock were issued and outstanding. An additional 223,248,410 shares of Common Stock were reserved for issuance to meet the Corporation's obligations under its benefit plans, dividend reinvestment plan and rights plans and for conversion of its outstanding Preferred Stock. On June 25, 1993, the Corporation effected a two-for-one split of its Common Stock. Given the amount of Common Stock outstanding and reserved for issuance, the Corporation presently does not have sufficient Common Stock to accommodate a similar stock split in the future.

The Board believes that it is desirable to have the additional shares of Common Stock authorized to accommodate a possible future stock split and/or possible future stock offerings, acquisitions, stock dividends and for other general corporate purposes. The Board has no current commitments, agreements or plans to engage in any of the above transactions. The Board believes, however,that the proposed increase in the number of authorized shares of Common Stock is desirable to provide greater flexibility and efficient corporate management. Like the presently authorized but unissued shares, the additional authorized shares would be available for any proper corporate purpose without the delay and expense of further action by the shareholders, unless such action is required by applicable law or by the rules of the exchanges on which the Corporation's Common Stock is listed. The Corporation's Common Stock currently is listed on the New York, Chicago, Pacific, London and Tokyo stock exchanges. The additional shares of Common Stock for which authorization is sought would be identical to the shares of Common Stock now authorized. Holders of Common Stock do not have preemptive rights to subscribe for additional securities which the Corporation may issue.

Although a proposal to increase the authorized common stock of a company may be construed as having an anti-takeover effect in certain instances, neither the management of the Corporation nor its Board views this proposal in that perspective. The proposal has not been prompted by an effort by anyone to gain control of the Corporation, and the Corporation is not
aware of any such effort.   Under certain circumstances, however,
the Corporation could use the additional shares to oppose persons seeking to effect a takeover or otherwise gain control of the Corporation without negotiating with the Board by, for example, privately placing such shares with purchasers who might side with the Board in opposing a hostile takeover bid. The additional shares could also be used to dilute the stock ownership of a person or entity seeking to gain control of the Corporation, should the Board consider the action of such person not to be in the best interests of the Corporation and its shareholders. Such uses of Common Stock could discourage or render more difficult a tender offer or other attempt to acquire control, if such transaction were to be opposed by the Board.


While the proposal is not part of an integrated plan by management to adopt anti-takeover measures, the Corporation's Articles of Incorporation and Bylaws do contain certain other provisions which could also make a change of control of the Corporation more difficult, especially if the change were to be opposed by the Board. For example, shareholders previously approved provisions in the Corporation's Articles of Incorporation establishing a "staggered" board of directors, a supermajority vote of shareholders in order to remove directors, and a supermajority vote of shareholders in order to amend either of the foregoing provisions. The Articles of Incorporation also contain a so-called "fair price" provision, which would require a supermajority vote of shareholders in order to approve certain business combinations with holders of more than 10% of the Corporation's stock unless any such business combination is approved by the Board and a fair price is paid to all shareholders. Management has no present intention to propose anti-takeover measures in future proxy solicitations. Finally, shareholders of the Corporation do not have cumulative voting rights.


The proposed amendment will be adopted if the votes for it exceed the votes against it at a shareholders' meeting at which a quorum is present and will become effective upon filing with the Indiana Secretary of State.

The Board recommends a vote FOR the proposed amendment to increase the Corporation's authorized Common Stock from 400,000,000 to 800,000,000 shares.

                ITEM 3 - PROPOSED AMENDMENT AND RESTATEMENT OF
                     LNC 1986 STOCK OPTION INCENTIVE PLAN

The Lincoln National Corporation 1986 Stock Option Incentive Plan (the "1986 Plan") was adopted by the Corporation's Board on January 8, 1986 and approved by shareholders on May 8, 1986. The Board has determined that it is in the best interests of the Corporation to amend and restate the 1986 Plan by increasing the number of authorized shares thereunder by an additional five million shares, to extend the term for ten years from the date the Amendment may be approved by shareholders, and to add additional rights and features as more fully described in this description. The 1986 Plan has facilitated stock ownership and increased the interest of employees in the growth and performance of the Corporation. Approval of the Amended and Restated 1986 Plan requires the affirmative vote of the holders of a majority of the voting securities of the Corporation present, or represented, and entitled to vote at the meeting.

The following paragraphs summarize the principal features of the 1986 Plan which appears as Exhibit 1 in this proxy statement.

Summary of the 1986 Plan

The 1986 Plan is administered by the Compensation Committee of the Board (the "Committee"). The Committee, by action of a majority of its members, has the authority to establish rules for administering and interpreting the 1986 Plan. All full- or part-time employees of the Corporation, its subsidiaries, and its affiliates, in addition to agents and brokers under contract with subsidiaries of the Corporation, are eligible to be participants in the 1986 Plan. The Committee has the authority to select individuals to whom awards are granted and the timing of such awards. The Board is authorized to terminate, amend or modify the 1986 Plan, except that shareholder approval is required for any amendment which would increase the number of shares available, decrease the minimum option price, extend the maximum option term or materially modify the eligibility requirements for participation in the 1986 Plan.

Subject to adjustment as described below, a maximum of ten million shares of Common Stock would be available for distribution under the 1986 Plan, if shareholders approve the proposed Amendment to the 1986 Plan. If awards lapse, expire, terminate,or are cancelled prior to the issuance of shares,such shares will be available for new awards. For fiscal year 1994, it is anticipated that approximately 325 individuals will receive awards or grants under the 1986 Plan. The total number of shares which may be awarded are subject to adjustment to reflect capital changes. As of December 31, 1993, 2,996,846 shares had been reserved for issuance pursuant to the 1986 Plan, and 1,291,722 were available for the grant of awards under the 1986 Plan. The
1986 Plan permits the granting of all or any of the following types of awards:

   (1) stock options, including both incentive stock options ("ISO") and nonqualified stock options,
   (2) restricted stock,
   (3) restricted or unrestricted stock awarded as payment of incentives, and
   (4) stock appreciation rights.

The Amendment, if approved by shareholders, would also add dividend equivalent rights and phantom shares as additional rights that could be awarded under the 1986 Plan.

The vesting of any award granted under the 1986 Plan may be conditioned upon the meeting of performance criteria selected by the Committee. No award granted under the 1986 Plan may be assigned, transferred, pledged or otherwise encumbered by a participant other than by will or the laws of descent and distribution unless such transfer would not affect the availability of the exemptions provided by Rule 16b-3 promulgated by the Securities and Exchange Commission.

The purchase price of a share of the Corporation's Common Stock purchasable under any stock option granted pursuant to the 1986 Plan will be determined by the Committee but shall not be less than 100% of the fair market value of the stock on the date of grant of such option. The term of each option shall be fixed by the Committee and the options may be exercised at such time or times as determined by the Committee,but no options can be exercised after the expiration of ten years of the date the option is granted. The fair market value of incentive stock options first exercisable in any one year as to any participant may not exceed $100,000, and no participant may be awarded more than 100,000 options and 100,000 stock appreciation rights in any calendar year.

Options may be exercised by paying the purchase price and withholding taxes, if any, either in cash or, at the discretion of the Committee, in the stock of the Corporation or a combination of cash and stock of the

Corporation. The Committee may, in its discretion, allow the optionee to deliver a notice of exercise and sale of shares by a brokerage firm. The Committee may include a provision in an option permitting the grant of a new option when payment of the exercise price upon exercise of an option is made in shares of Common Stock (a so-called "reload"). If the participant's employment with the Corporation and its affiliates ceases during the term of the option, the option will terminate within three months of the termination of employment. If termination of employment is due to death, disability or retirement, then the option by its terms, may be exercised for up to five years from the date of termination.

The grant of an option under the 1986 Plan will not result in taxable income at the time of grant for the holder or the Corporation. The holder will not have taxable income upon exercising an incentive stock option ("ISO") (except that the alternative minimum tax may apply) and the Corporation will realize no deduction when an incentive stock option is exercised. Upon exercising a nonqualified stock option, the holder will recognize ordinary income in the amount by which the fair market value on the date of exercise exceeds the option price, and the Corporation will be entitled to deduction for the same amount. The tax treatment to a holder upon a disposition of shares prior to an exercise of an option is dependent upon the length of time the shares are held and whether the option is an ISO or not. Generally, there will be no tax consequences to the Corporation in connection with the disposition of a share acquired under an option.

At the time of an award of restricted stock under the 1986 Plan, a restricted period will be established for each participant. During the restricted period, the restricted stock may not be transferred,encumbered, or sold,except pursuant to rules developed by the Committee. The participant, once the shares are issued, will have the right to vote the shares. The Committee may provide for the accumulation of dividend equivalencies on the award which are payable during or after the restricted period.

Recipients of restricted stock are not required to provide consideration other than the rendering of services as payment for such awards as determined by the Committee. Except as otherwise may be determined by the Committee, all shares are forfeited unless the participant remains in the continuous service of the Corporation or one of its subsidiaries for the entire restricted period with respect to which the shares were granted.

Stockholder approval of the 1986 Plan as restated and amended is being sought in order to qualify the 1986 Plan pursuant to Rule 16b-3 under the Securities and Exchange Act of 1934 and under Section 162(m) of the Internal Revenue Code of 1986, as amended, as a shareholder approved plan. Once approved, grants of options will not be treated as purchases for purposes of the Section 16(b) short swing profit provisions of that Act. The Corporation believes that the approval of the 1993 Restatement and Plan Amendment does not conflict with or impede the policy behind the short swing profit provisions of the securities laws.

The Board recommends that you vote FOR the approval of the Amendment and Restatement of the 1986 Plan.

The following table illustrates the benefits that would have been provided under the 1986 Plan if the plan, as proposed to be amended and restated, had been in effect during 1993.


                  AMENDED AND RESTATED STOCK OPTION PLAN BENEFITS


Name and Position         Dollar Value ($)<F1>    Number of Units<F2>
Ian Rolland, Chairman     $ 132,520                49,317
and Chief Executive
Officer of LNC

Robert A. Anker,             66,000                26,650
President and
Chief Operating
Officer of LNC

P. Kenneth Dunsire,          60,000                16,500
Executive Vice
President of LNC

Thomas M. West,              58,520                16,463
Executive Vice
President of The
Lincoln National
Life Insurance Company

Jon A. Boscia, Executive          0                15,000
Vice President and Chief
Investment Officer of LNC

F. Cedric McCurley, Chief         0                15,000
Executive Officer of American
States Insurance Company

Executive Group             517,480               185,528

Non-Executive Director
Group                             0                     0

Non-Executive Officer
Employee Group              202,040               375,051

___________________________
<F1> Assumed a $40 per share price for valuing the 1993 restricted shares granted from the Management Incentive Plan II.  The 1993 stock option units were valued at $0 because they were granted at the current market as the exercise price.

<F2> Included in this number are the options granted in 1993 to this group including a restricted share grant to four participants in the Investment Executives' Long-Term
Incentive Plan.

                    ITEM 4 - PROPOSED DIRECTORS' STOCK PLAN

The Corporation proposes that the shareholders approve the Lincoln National Corporation 1993 Stock Plan for Non-employee Directors (the "Directors' Stock Plan"). This is a new plan pursuant to which eligible directors will receive one-fourth of their retainer fees in the form of restricted Common Stock rather than in cash. In addition, upon election or re-election to the Board of Directors, each non-employee director will receive restricted Common Stock the fair market value of which equals $10,000, and directors may elect to defer the cash portion of their retainer and fees into phantom shares of the Corpora-tion's Common Stock. The Directors' Stock Plan was adopted by the Board on November 11, 1993, subject to approval by the Corporation's shareholders. Approval of the Directors' Stock Plan requires the affirmative vote of the holders of a majority of the voting securities of the Corporation present, or represented, and entitled to vote at the meeting.

The following paragraphs summarize the principal features of the Directors' Stock Plan. This summary is subject, in all respects, to the terms of the Directors' Stock Plan which appears as Exhibit 2 in this proxy statement.

Summary of Directors' Stock Plan

The Board believes that the Directors' Stock Plan will assist in the recruit-ment and retention of directors and benefit the Corporation by promoting an identity of interests between the eligible directors and shareholders by enabling directors to participate in the Corporation's success through ownership of Common Stock. A maximum of 150,000 shares of Common Stock may be issued under the Directors' Stock Plan.

The Directors' Stock Plan provides for each eligible director to receive payment for a part of his or her retainer fee in the form of restricted stock rather than in cash.

No director who is an employee of the Corporation or one of its subsidiaries is eligible to participate in the Directors' Stock Plan. Also, a director who is required to assign or pay the retainer fee to his or her firm or employer will not be eligible to participate in the Directors' Stock Plan. The Board currently consists of thirteen directors, eleven of whom will be eligible to participate in the Directors' Stock Plan.

The Directors' Stock Plan provides that on each July 1 during the term of the plan, the Corporation shall issue to each eligible director that number of whole shares of Common Stock which would, when multiplied by the Fair Market Value of the Corporation's Common Stock equal, as near as possible, to 25% of the then current director retainer. The value of any fractional share would be rounded up so that only whole shares will be awarded. For purposes of the Directors' Stock Plan, "Fair Market Value" on any day is the average of the high and low sale price quoted on the New York Stock Exchange Composite Listing on the next preceding business day. The restrictions on such shares will provide that a director who is no longer a director prior to the attainment of age 70, death or disability will forfeit the restricted shares. In addition, a majority of the Board can vest the shares in a special vote in which the affected director would not participate.

In addition to a portion of the retainer being paid in restricted shares, each director,upon reelection to a new three-year term (for terms beginning after the end of 1994), will receive an award of restricted shares with the Fair Market Value equal to $10,000 (rounded up to the next whole share). On July 1, 1994, a one time award shall be made to all non-employee directors of $10,000 of restricted shares (rounded up to the next whole share). These shares also shall be forfeited by the director in the event of termination as a director prior to death,disability or retirement at age 70 unless there is special approval by the remaining members of the Board. In addition, the director may elect to defer the remaining 75% of the retainer and all fees into phantom stock units. The value of these phantom stock units can be paid in cash or shares of Common Stock either in a single lump sum or annual installments as elected by the director pursuant to an irrevocable election filed at least six months prior to the date of the distribution, and shall be 100% vested at all times. One phantom stock unit will have the same value as one share of the Corporation's Common Stock on a given day. In the event of a change of control of the Corporation, all phantom stock units shall immediately be distributed in the equivalent number of shares of the Corporation's Common Stock. Phantom stock units can not be transferred other than on account of death.

The first issue of restricted Common Stock pursuant to the Directors' Stock Plan will occur on July 1, 1994, and the last would occur on July 1, 2004 if the Directors' Stock Plan is approved by shareholders. Issuances of Common Stock awarded under the Directors' Stock Plan would come from the Corporation's authorized but unissued Common Stock. The directors may not sell or transfer the shares prior to vesting. Up to 150,000 shares of Common Stock may be issued under the Directors' Stock Plan; however, only 50,000 of those shares may be issued as restricted shares. This aggregate share limitation will be adjusted to reflect stock dividends, stock splits, consolidations or other changes in the Corporation's capitalization. The Directors' Stock Plan provides that the Board may amend or terminate the plan, but the plan may not be amended more than once within a six month period other than to conform to changes in the Internal Revenue Code or the Employer Retirement Income Security Act. An amendment will not become effective without shareholder approval if the amendment changes the eligibility requirements or increases the benefits that may be provided under the Directors' Stock Plan.

The Board recommends a vote FOR approval of the Directors' Stock Plan and authorization to issue up to 150,000 shares of Common Stock under the Plan.

The following table illustrates the benefits that would have been provided under the Directors' Stock Plan if the plan had been in effect during 1993.


                  DIRECTORS' STOCK PLAN BENEFITS


Name and Position                  Dollar Value ($)         Number of Units

Ian Rolland, Chairman and Chief
Executive Officer of LNC           $            0                 0

Robert A. Anker,  President and
Chief Operating Officer of LNC                  0                 0

P. Kenneth Dunsire, Executive Vice
President of LNC                                0                 0

Thomas M. West, Executive Vice
President of The Lincoln
National Life Insurance Company                 0                 0

Jon A. Boscia, Executive Vice
President and Chief Investment
Officer of LNC                                  0                 0

F. Cedric McCurley, Chief
Executive Officer of American
States Insurance Company                        0                 0

Executive Group                                 0                 0

Non-Executive Director Group              245,000             6,125<F1>

Non-Executive Officer Employee Group            0                 0

________________________
<F1> Assumed a $40 per share price for converting the equivalent of $10,000  to restricted Common Stock of the Corporation, in addition to twenty-five percent of the retainer, both in 1994.  Also, assumed that directors who currently defer their retainer  and meeting fees would continue this practice, but in the phantom stock of the Corporation.

                          ITEM 5 - PROPOSED PHANTOM
                            STOCK PLANOR EMPLOYEES

The Corporation proposes shareholders approve the Lincoln National Corporation Phantom Stock Plan for Employees (the "Phantom Stock Plan"). This is a new plan that will provide participants in the LNC Executive Deferred Compensation Plan for employees (the "Deferred Compensation Plan") with an investment option that mirrors the performance of the Corporation's Common Stock. In addition, the Compensation Committee of the Board may award phantom units under the Phantom Stock Plan as additional compensation or to supplement qualified retirement or profit-sharing plans that are cut back because of Internal Revenue Code limits.

The Phantom Stock Plan was adopted by the Board on November 11,1993, subject to approval by the Corporation's shareholders. Approval of the Phantom Stock Plan requires the affirmative vote of the holders of a majority of the voting securities of the Corporation present, or represented, and entitled to vote at the meeting.

The Board believes the Phantom Stock Plan will assist in the recruitment and retention of employees and further promote the identity of interests between the eligible employees and shareholders by enabling eligible employees to invest deferred compensation in phantom units of the Corporation's Common Stock. The maximum number of phantom units awarded pursuant to this plan and the Corporation's Phantom Stock Plan for Agents may not exceed 1% of the Corporation's total outstanding voting securities as of December 31 of the year prior to the year of calculation.

The following paragraphs summarize the principal features of the Phantom Stock Plan. This summary is subject, in all respects, to the terms of the Phantom Stock Plan, which is attached as Exhibit 3 to this proxy statement.

Summary of Phantom Stock Plan

The Deferred Compensation Plan allows a select group of managers and highly compensated employees to defer a portion of their compensation until they terminate employment with the Corporation or one of its subsidiaries. During the deferral period, participants may choose among a series of investments that correspond to the subaccounts underlying Lincoln National Variable Annuity Account C or to phantom stock units. Upon termination, participants may receive cash in either a lump sum or periodic payments. It is anticipated that approximately 400 participants are eligible to participate in the Phantom Stock Plan.

The Corporation match which is provided to participants in the Corporation's Savings and Profit-Sharing Plan, but which is limited pursuant to provisions of the Internal Revenue Code, is contributed to the Deferred Compensation Plan and would automatically be placed in phantom stock units.

Investments in phantom stock will be denominated in phantom units. One phantom unit will have the same value as one share of the Corporation's Common Stock on a given day. Purchase of fractional phantom units will be permitted. If the Corporation grants dividends on its Common Stock, holders of phantom units will also be credited with equivalent dividends. If the Corporation's Common Stock splits or is combined, the phantom units will be similarly adjusted. Phantom units have no voting rights.

The initial purchase of phantom units and transfers to and from phantom units from among the various investment options will be subject to federal securities law restrictions on insider trading of the Corporation's Common Stock.

The Compensation Committee of the Corporation's Board of Directors may authorize the issuance of phantom restricted stock rather than issuing regular restricted stock, to achieve a long-term deferral of an incentive award which can be tied to the value of the Corporation's Common Stock. The terms and conditions of such phantom restricted stock would be determined by the Compensation Committee at the time of the award. Upon vesting, phantom restricted units become unrestricted phantom units, held pursuant to the rules contained in the Deferred Compensation Plan.

The Board of Directors recommends a vote FOR approval of the Phantom Stock Plan and authorization to issue up to 1% of the total number of the Corporation's Common Stock outstanding as of December 31 of the year prior to the year of calculation as shares of phantom stock under the plan.

The following table illustrates the benefits that would have been provided under the Phantom Stock Plan if the plan had been in effect during 1993.


                     EMPLOYEES' PHANTOM STOCK PLAN BENEFITS

Name and Position                 Dollar Value($)<F1>     Number of Units

Ian Rolland, Chairman and Chief
Executive Officer of LNC          $  65,809               1,645

Robert A. Anker, President and
Chief Operating Officer of LNC       27,547                 689

P. Kenneth Dunsire, Executive Vice
President of LNC                     22,228                 556

Thomas M. West, Executive Vice
President of The Lincoln
National Life Insurance Company      21,182                 530

Jon A. Boscia, Executive Vice
President and Chief Investment
Officer of LNC                       17,321                 443

F. Cedric McCurley, Chief
Executive Officer of American
States Insurance Company             16,635                 416

Executive Group                     203,805               5,095

Non-Executive Director Group              0                   0

Non-Executive Officer Employee
Group                               531,773              13,294

_________________________
<F1> Assumed a $40 per share price for converting the dollar value of the
Corporation's matching contribution which would have been made to the Corporation's
Savings and Profit-Sharing Plan, but because of Code limits is contributed to the
Phantom Stock Plan within the Corporation's Deferred Compensation Plan.

                    ITEM 6 - PROPOSAL REGARDING SHAREHOLDER
                     APPROVAL OF THE AMENDED AND RESTATED
                         EXECUTIVE VALUE SHARING PLAN

The Corporation proposes that shareholders approve the Lincoln National Corporation Executive Value Sharing Plan (the "EVS Plan"). The EVS Plan rewards participants for superior performance which reflects corporate, business unit and individual contributions to the Corporation.


The EVS Plan was adopted by the Corporation's Board effective January 1, 1992. The Compensation Committee of the Board (the "Committee") has determined that it is in the best interest of the Corporation to amend and restate the EVS Plan in order to: (i) comply with the performance-based compensation rules of Section 162(m) of the Code; (ii) authorize 2,500,000 shares of the Corporation's restricted stock to be awarded thereunder (to be adjusted as necessary to reflect the impact of any stock split, recapitalization, etc.); and (iii) assure that awards of such shares to Reporting Persons are exempt from the short-swing profit provisions of Section 16(b) of the 1934 Act through compliance with Rule 16b-3 under the 1934 Act. Subject to shareholder approval, the amended and restated EVS Plan will be effective January 1, 1994 and will continue indefinitely, unless amended or terminated by the Board.
The Corporation intends, however, to also seek shareholder approval in the future to the extent such approval is necessary to prevent a loss of income tax deductions for amounts payable under the EVS Plan. Approval of the amended and restated EVS Plan requires the affirmative vote of the holders of a majority of the voting securities of the Corporation present, or represented, and entitled to vote at the meeting.


The Board adopted the EVS Plan in recognition of the importance to the Corporation of attracting and retaining employees with the requisite degree of training, experience and ability. The EVS Plan furthers these objectives by granting incentive bonus awards to participants if specified performance objectives are attained. The amount of these awards depends on the Corporation's or a designated business segment's performance over three-year "Performance Cycles" relative to the performance of other companies contained in a designated peer group. These three-year cumulative comparisons focus on sustained performance rather than short-term results.

The following paragraphs summarize the principal features of the EVS Plan.This summary is subject, in all respects, to the terms of the EVS Plan, which is attached as Exhibit 4 to this proxy statement.

                            SUMMARY OF THE EVS PLAN

Under the EVS Plan, the Corporation makes awards ("EVSP Awards") to partici-pants based upon the Corporation's or a designated business segment's performance over a Performance Cycle relative to the performance of other companies contained in designated peer groups. A new three-year Performance Cycle begins each year. Thus, each calendar year is a component of three concurrently running Performance Cycles.

The EVS Plan is administered by the Committee. Prior to each Performance Cycle, the Committee designates which of the Corporation's (or a subsidiary's) current employees will participate in the EVS Plan for that Performance Cycle. The Chief Executive Officer of the Corporation will always be a participant in the EVS Plan. In addition, key employees of the Corporation or its subsidiaries, including but not limited to heads of business units, are eligible to participate in the EVS Plan. The Committee may delegate certain responsibilities with respect to employees who are not Reporting Persons to the Chief Executive Officer or Chief Operating Officer of the Corporation including the right to designate such employees as EVS Plan participants. The Committee may also grant EVSP Awards based on service for part of a Performance Cycle to new employees or employees receiving a promo-tion during a Performance Cycle, to the extent that it determines that doing so is consistent with the performance-based compensation exception of section 162(m) of the Code. In no event will the number of participants assigned to a Performance Cycle exceed 50. During fiscal year 1994, it is expected that approximately 31 participants will participate in the EVS Plan.


The Committee is also responsible for, among other things: (1) establishing performance goals or formulae for measuring the Corporation's or a designated business unit's performance relative to peer group companies; (2) determining the composition of the peer groups;(3) establishing the maximum amounts of EVSP Awards that can become payable on attainment of the performance goals; (4) certifying the extent to which the performance goals set forth for each Performance Cycle have been attained;and (5) determining the actual EVSP Awards.



For each Performance Cycle,the maximum EVSP Award that each participant who is a Reporting Person can receive will be determined by objective formulae (sometimes referred to as performance goals) established by the Committee. The Committee does not have discretion to increase the amount of such a participant's actual EVSP Award above that maximum. The Committee has discretion to reduce or eliminate any participant's EVSP Award. Participants will be informed not to expect to receive the maximum awards produced by the formulae as these maximums are established at high enough levels to permit the Compensation Committee downward discretion to adjust the award as permitted by Section 162(m) of the Code.



The formulae established by the Committee will require that the Corporation's or a designated business unit's average growth in adjusted book value (i.e., its "Value Sharing Return on Equity" discussed in more detail below) equals or exceeds the average growth for a peer group of companies for the years included in the Performance Cycle before any EVSP Awards become payable. These formulae may be expressed in words, algebraically, in tabular form or through a combination of these methods, so long as a third party having knowledge of the performance results of the Corporation and the peer group could calculate the maximum EVSP Award for the participant. Thus, for the 1994-1996 Performance Cycle, the objective formulae applicable to Reporting Persons are expressed as a series of calculations that compare the Corporation's "Value Sharing Return on Equity" ("VROE") to the average VROEs for the "Top Company" in the peer group, the "Top-Tier" of the peer group, and to the "Average" of the peer group for the years included in the Performance Cycle (all as discussed in more detail below). The Committee establishes a Maximum Performance Award for each participant for each Performance Cycle similar to the EVSP Table on page 40. These maximum Performance Awards are established using methodology and data provided by independent compensation consulting firms. The maximum EVSP Awards available are then determined under the table that correlates the Awards with how well the Corporation or designated business unit performed relative to the peer group during the Performance Cycle.



Except as provided in the next sentence,the effect of any disclosed accounting changes implemented by any company during a year will be eliminated from the calculations for that company for that year. For the calculation of VROE, the effect of disclosed accounting changes shall not be eliminated from the calculation if the accounting changes relate to any Financial Accounting Standards Board Statement promulgated by the Financial Accounting Standards Board prior to SFAS 118.

                        LNC CORPORATE EVSP CALCULATION

The discussion in this section describes the EVSP Plan Award calculation applicable to Reporting Persons for the 1994-1996 Performance Cycle and illustrates the manner in which the EVS Plan operates. The Committee has the authority to change some aspects of the manner in which EVSP Awards are calculated for Performance Cycles beginning after 1994, if it believes it appropriate to do so. Thus, for example, the Committee could change the composition of the peer group to reflect changes in the industry or in the Corporation's business, could make changes in the way Value Sharing Return on Equity or Adjusted Book Value is calculated, or could make changes in the EVSP Table below for subsequent Performance Cycles. The Committee does not, however, have the authority to make EVSP Awards if the Corporation's average VROE for the years included in a Performance Cycle is less than the Peer Group Average for the years included in the Performance Cycle; nor does the Committee have authority to make EVSP Awards in excess of the "LIMITS ON EVSP AWARDS" set forth in the following section.

Incorporated in the design of the performance calculation is a partial recognition of market value appreciation or depreciation on securities. The calculation treats both realized and unrealized gains (losses) on securities the same. During a year, 20% of both the realized gains (losses) and change in unrealized gains (losses) are recognized with the remaining gains (losses) spread over future years. This treatment avoids an incentive to realize gains (losses) except to capture value under the Corporation's total return approach to investing.

The link between total pay and business strategy is emphasized in the EVS Plan, which is designed to provide larger than competitive awards for superior long-term performance. This plan reinforces the reality that the Corporation must continually perform better than the "peer group", if it is to be a top-tier company in the industry.

When the VROE, as defined below, equals or exceeds the average of the peer group, incentive awards begin to be paid to the participant. However, if VROE performance is below average, no award will be earned. This would then produce total compensation that is below competitive levels. As performance reaches Top-Tier, as defined below, the participant's award increases to a level where total direct compensation is competitive with top performing companies. If the Corporation's performance exceeds Top-Tier, the award accelerates providing an award that will bring total compensation to a level that rivals or exceeds the top compensation levels in the marketplace.


Performance Goals for LNC Corporate: Corporation performance will be measured by comparing its VROE with the VROE of 14 specified other companies, comprising the "peer group". For each calendar year in a Performance Cycle, the VROE of the 14 companies will be ranked in order. The average of the VROE of the eight companies ranked fourth highest through eleventh will be the "Average VROE".
The average of the VROE of the three companies ranked third highest through the fifth will be the "Top-Tier VROE". The VROE of the top ranked company in the entire peer group will be the "Top Company VROE".


Peer Group:The peer group will consist of the following 14 companies: Aetna Life & Casualty; American General Corp.; Capital Holding Corp.; CIGNA Corp.; The Continental Corp.; The Equitable Companies, Inc.; The NWNL Companies; Provident Life & Accident Insurance Co.; SAFECO Corp.; Torchmark Corp.; Transamerica Corp.; Travelers Inc.; USF&G Corp. and USLIFE Corp.

If as a result of merger or otherwise, including a merger through pooling of interests, any of these companies ceases to exist as a publicly-held company or if its primary business changes, that company will be excluded from the peer group calculation for the calendar year in which the event occurs. The calculation of the Average, Top-Tier and Top Company VROEs will be based on the remaining companies.

A list of potential peer group companies not on the above list has been established. If companies are removed from the list of peer group companies as provided in the previous paragraph, they will be replaced by companies from the potential peer group list, in order, in the year following such removal.

Value Sharing Return on Equity: The VROE for each company shall be computed as the Adjusted Book Value per Share ("ABV") defined below at the end of the year, less the ABV at the start of the year, plus the total cash dividends to common shareholders per share declared in the year;all divided by the ABV at the start of the year. The dividend to common shareholders shall be computed so as to be consistent with the manner in which such dividends reduce shareholder equity in the company's financial statements. Per share calculations are to be appropriately adjusted for the effects of any stock splits or stock dividends.

Adjusted Book Value per Share: The adjusted book value for a company shall be computed as the book value (shareholders' equity) reported in the company's financial statements,

     minus (plus) 80% of the amount of unrealized gain (loss) on securities included therein, net of associated deferred acquisition cost and other items and deferred taxes, if appropriate,

     plus (minus) 20% of the amount of unrealized gain (loss) on securities that are carried at cost or amortized cost, net of applicable tax,

     minus (plus) 80% of the amount of deferred realized gains (losses), as defined below.

ABV shall be computed by deducting from the adjusted book value the amount in shareholders' equity applicable to any preferred stock not considered as common stock equivalents and dividing the remainder by the sum of the number of shares of common stock and common stock equivalents applicable to such preferred stock outstanding at the end of the year.

Deferred Realized Gains (Losses): For a given year, realized gains or losses shall be the amount disclosed in the income statement for realized gains or losses on investment reduced for taxes as appropriate. Beginning with 1989, the Deferred Realized Gains (Losses)("DRG") at the end of the year will be computed as 80% of the DRG at the start of the year, plus (minus) 90% of the realized gains (losses) net of tax for the year. The DRG at the start of 1989 shall be zero.


Amount of EVSP Awards: EVSP Awards will be based on the relationship between the arithmetic average of the Corporation's VROE and the arithmetic averages of the Average VROE, the Top-Tier VROE, and the Top Company VROE in each calendar year in the Performance Cycle. If the average of the Corporation's VROEs for the three calendar years (the "Corporation Average") equals or exceeds the average of the Top Company VROEs for those calendar years, each Reporting Person's maximum EVSP Award for the Performance Cycle will be the Top Company Maximum Performance Award shown in the EVSP Table below. If the Corporation's Average equals the average of the Top Tier VROEs for those calendar years, the maximum EVSP Award will be the relevant Top Tier Maximum Performance Award shown in the EVSP Table. If the Corporation's Average equals the average of Average VROEs, the maximum EVSP Award will be the Average Maximum Performance Award shown in the EVSP Table for that position.


Maximum EVSP Awards for Corporation Averages between the average of Average VROEs and the average of Top-Tier VROEs will be determined on the basis of straight-line interpolation using the above referenced VROEs between the Average Maximum Performance Awards and the Top-Tier Maximum Performance Awards columns of the EVSP Table. Similarly, maximum EVSP Awards for Corporation Averages between the average of Top-Tier VROEs and the average of Top Company VROEs will be determined by straight-line interpolation between the Top Tier Maximum Performance Award and Top Company Maximum Performance Award columns of the Table.




                                  EVSP TABLE
                 1994-1996 Cycle - Maximum Performance Awards


Title and Number of            Below
Persons                        Average     Average    Top Tier    Top Company

Chief Executive Officer        $   0       $ 700,000  $1,800,000  $3,200,000

President & Chief
Operating Officer                  0         500,000   1,200,000   2,200,000

Executive Vice Presidents (7)      0         400,000   1,000,000   1,800,000

Others (6)                         0         180,000     450,000     800,000


The amounts determined for the 1994-1996 Performance Cycle as described above are the maximum amounts that the Committee can award. The Committee has discretionary authority to reduce any participant's EVSP Award to a lower amount or to make no EVSP Award to the participant. For Corporation performance at or near the average performance of the peer group, the Committee expects that actual EVSP Awards will be substantially less than the maximums shown and will also vary with individual circumstances.

                             LIMITS ON EVSP AWARDS

Other limitations are also imposed on EVSP Awards. Under an "overall" limitation, the total amount awarded to all EVSP participants for any Performance Cycle cannot exceed 15% of the increase in dividend-adjusted ABV of the Corporation's Common Stock over the Performance Cycle. In addition, under "Individual" limitations, even if the Corporation (or a participant's subsidiary) is performing at the highest level of its peer group, the maximum amount that can be payable for any Performance Cycle (either in cash or in shares of the Corporation's restricted stock or phantom stock) is $5,000,000 for the Corporation's Chief Executive Officer, $3,500,000 for the Chief Operating Officer, $2,500,000 for the Executive Vice-Presidents, and $1,000,000 in the case of any other participant. The Committee intends to exercise its discretion, as described above, to ensure that EVSP Awards, when combined with participants' other direct compensation, will not exceed compensation levels offered by comparable companies unless the Corporation or a designated business segment performs in the top quartile of the peer group.

The Board may amend or terminate the EVS Plan at any time. Amendment or termination will not, however, affect the validity or terms of any EVSP Awards previously made to a participant in a manner adverse to the participant without the participant's consent.

                            PAYMENT OF EVSP AWARDS

Subject to adjustment as described below, 2,500,000 shares of Common Stock will be available for distribution under the EVS Plan as restricted stock, if shareholders approve this proposed amendment and restatement of the EVS Plan. If restricted shares lapse, expire, terminate, or are cancelled prior to vesting, such restricted shares will be available for new awards. The number of shares which may be awarded are subject to adjustment to reflect capital changes. The vesting of restricted stock granted under the EVS Plan may be conditioned upon continued employment or meeting performance criteria selected by the Committee. The Committee retains the discretion to convert the cash value of a participant's EVSP Award to an equivalent number of shares of the Corporation's restricted stock authorized under the EVS Plan or under the 1986 Stock Option Plan or their successors or to an equivalent number of shares of phantom stock of the Corporation. The Committee has the authority to prescribe rules under which such phantom stock may be converted, after such period as the Committee may specify, into alternative phantom investment options under the Corporation's deferred compensation plan for executives.

Under the Code, participants will not recognize taxable income on account of the Committee's grant of an EVSP Award prior to the completion of a Performance Cycle. If a participant receives cash after the end of a Performance Cycle, the participant will recognize taxable income equal to the amount so received. If the participant receives shares of the Corporation's restricted stock upon the completion of a Performance Cycle, the participant will not recognize taxable income until the earliest of:(1) the date on which the participant's rights in such stock are no longer subject to a substantial risk of forfeiture or (2) the participant makes an election pursuant to section 83(b) of the Code. If the participant receives phantom stock, the participant will not recognize taxable income until actual or constructive receipt of payments for the rights represented by the phantom stock.

The Corporation may deduct cash EVSP Awards as they are paid to the participants, and can deduct EVSP Awards paid in restricted stock or phantom stock as participants recognize taxable income on such stock or phantom stock, subject to one potential limitation. Effective beginning with 1994,
Section 162(m) of the Code generally disallows deductions for compensation in excess of $1,000,000 paid to certain key executives. The Corporation believes, however, that the EVS Plan would qualify for a "performance-based compensation" exception to this disallowance rule if the Corporation's shareholders approve this Item 6 by the affirmative votes of a majority of the voting shares.

A copy of the EVS Plan is attached hereto as Exhibit 4, and the foregoing discussion is qualified in its entirety by such reference.

The Board of Directors recommends a vote FOR approval of the amendment and restatement of the Executive Value Sharing Plan.

The following table illustrates the benefits that would have been available under the EVS Plan if the plan, as proposed to be amended and restated, had been in effect during 1990-1992 cycle and this was then applied to the maximums established for the 1994-1996 Performance Cycle brought down to 1993 dollars. This table is based upon the 1990-1992 cycle because information from the Form 10-Ks of peer group companies was not available at the time this proxy statement was prepared, and assumes that the Compensation Committee would not have exercised any downward discretion.


                   AMENDED AND RESTATED EVS PLAN BENEFITS

Name and Position                Dollar Value($)         Number of Units<F1>

Ian Rolland, Chairman and Chief
Executive Officer of LNC         $1,230,000              30,750

Robert A. Anker, President and
Chief Operating Officer of LNC      837,000              20,925

P. Kenneth Dunsire, Executive Vice
President of LNC                    689,000              17,225

Thomas M. West, Executive Vice
President of The Lincoln
National Life Insurance Company     639,000              15,994

Jon A. Boscia, Executive Vice
President and Chief Investment
Officer of LNC                      689,000              17,225

F. Cedric McCurley, Chief
Executive Officer of American
States Insurance Company            639,000              15,994

Executive Group                   6,410,000           1,600,305

Non-Executive Director Group              0                   0

Non-Executive Officer Employee
Group                             4,785,000              59,812

__________________________
<F1> Assumes all EVSP awards to Executive Vice Presidents of the Corporation were converted to restricted shares of the Corporation's Common Stock, and all other officer awards were paid 50% in cash and 50% in restricted shares.


                                    GENERAL

RELATIONSHIP WITH INDEPENDENT AUDITORS

Ernst & Young has been selected by the Board to be the independent auditors to audit the consolidated financial statements of the Corporation for the year 1994.This firm has been employed by the Corporation in that capacity continuously since January 17, 1968. Representatives of Ernst & Young will be present at the annual meeting of shareholders, will be given an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions relating to the audit of the Corporation's 1993 consolidated financial statements.

SHAREHOLDER PROPOSALS

To Be Included in the Corporation's Proxy Materials - Any shareholder proposals intended to be considered for inclusion in the proxy materials for the Corporation's 1995 annual meeting of shareholders must be received by the Corporation no later than December 14, 1994. All such proposals should be sent to the Secretary of the Corporation.

To Be Presented In-Person at Shareholder Meetings - Shareholders wishing to propose matters for consideration at a meeting of shareholders or to propose nominees for election as directors must follow specified procedures contained in the Corporation's Bylaws. Such procedures include giving notice to the Secretary of the Corporation at least fifty and not more than ninety days prior to the meeting; provided, however, that in the event that less than sixty days' notice of the date of the meeting is given to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was given. Such notice must include: the name and address of the proposing shareholder (as they appear on the Corporation's stock records), a brief description of the business desired to be brought before the meeting, the class and number of shares of the Corporation which are beneficially owned by the proposing shareholder and a description of any interest of such proposing shareholder in the business proposed. In the case of a shareholder-proposed nominee for director, the required notice must also contain as to each person whom the shareholder propose to nominate for election or re-election as a director: (i) the name, age, bus address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person, (iv) any other information relating to such person that is required to be disclosed in solicitation of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (v) the qualifications of the nominee to serve as a director of the Corporation. The person presiding at a meeting of shareholders is authorized by the Bylaws, if the facts warrant, to determine that the proposed business was not properly brought before, or was not lawful or appropriate for consideration at, the meeting, or that a nomination for director was not properly made. Upon a declaration of such determination, the proposed business shall not be transacted or the defective nomination shall be disregarded, as the case may be.

ANNUAL REPORT

Form 10-K, the annual report of the Corporation filed with the Securities and Exchange Commission, for the Corporation's 1993 fiscal year will be provided without charge to each shareholder who requests a copy. Write to Donald Van Wyngarden, Second Vice President and Controller, Lincoln National Corporation, 200 East Berry Street, Fort Wayne, Indiana, 46802.


                         For the Board of Directors,


                         C. Suzanne Womack
                         Secretary
                         April 11, 1994

Exhibit 1

                          LINCOLN NATIONAL CORPORATION
                        1986 STOCK OPTION INCENTIVE PLAN
             (As Amended and Restated Effective as of May 12, 1994)

                                    SECTION 1

                                     GENERAL

  1.1. Purpose. The purpose of the LINCOLN NATIONAL CORPORATION 1986 STOCK OPTION INCENTIVE PLAN (the "Plan") is to promote the long-term financial performance of Lincoln National Corporation ("LNC") by (a) attracting and retaining key employees, agents and brokers by providing incentive compensation opportunities which are competitive with those of other major corporations; (b) motivating such persons to further the long-range goals of LNC; and (c) furthering the identity of interests of participating employees, agents and brokers and LNC shareholders through opportunities for increased ownership of LNC Common Stock, thereby strengthening their concern for the welfare of LNC by enhancing its profitable growth.

  1.2. Definitions. The following definitions shall be applicable throughout the Plan:

 (a) "Award" means, individually or collectively, any Option, Restricted Stock Award, Performance Award, Stock Appreciation Right, Incentive Award or Dividend Equivalent Right.

 (b) "Board" means the Board of Directors of Lincoln National Corporation.

 (c) "Change of Control" has the same meaning as in the LNC Executives' Severance Benefit Plan on the date immediately preceding the Change of Control.

 (d) "Code" means the Internal Revenue Code of 1986. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

 (e) "Committee" means not less than three members of the Board who are selected by the Board as provided in subsection 1.4.

 (f) "Common Stock" means the common stock of Lincoln National Corporation.

 (g) "Company" means, collectively, Lincoln National Corporation and its subsidiaries.

 (h) "Dividend Equivalent Right" or "DER" means the right of the holder thereof to receive, pursuant to the terms of the DER, credits based on cash dividends that would be paid in shares specified by the DER if such shares were held by the Holder, as more particularly described in Section 8.

 (i) "Fair Market Value" means, as of any specified date, the average of the highest and lowest quoted selling prices of the Common Stock as reported on the Composite Tape for issues listed on the New York Stock Exchange on the first business day that the Common Stock was traded on that Exchange which next precedes the date as of the Award, or, if no sales were reported on the Composite Tape on such specified date, the average of the highest and lowest quoted selling prices of the Common Stock on the nearest dates before and after such specified date on which sales of the Common Stock were so reported.

(j) "Holder" means an employee, agent or broker of the Company who has been granted an Option, a Restricted Stock Award, a Performance Award, Dividend Equivalent Right, Stock Appreciation Right or an Incentive Award.

(k) "Incentive Award" means an Award granted under Section 6 of the Plan.

(l) "Incentive Stock Option" means an Option within the meaning of section 422(b) of the Code.

(m) "Option" means an Award under Section 3 of the Plan and includes both Nonqualified Stock Options and Incentive Stock Options to purchase Common Stock.

(n) "Performance Award" means an Award granted under Section 7 of the Plan.

(o) "Personal Representative" means the person who upon the death, disability or incompetency of a Holder shall have acquired, by will or by the laws of descent and distribution or by other legal proceedings, the right to exercise an Option or the right to any Restricted Stock Award, Performance Award, Dividend Equivalent Right or Incentive Award therefore granted or made to such Holder.

(p) "Plan" means the Lincoln National Corporation 1986 Stock Option Incentive Plan (As Amended and Restated Effective as of May 12, 1994).

(q) "Restricted Stock Award" means an Award granted under Section 5 of the Plan.

(r) "Stock Appreciation Right" or "SAR" means an Award granted under Section 4 of the Plan.

(s) "Subsidiary" means any corporation at any date that LNC owns directly, or indirectly through an unbroken chain of subsidiary corporations, stock possessing a majority of the total combined voting power of all classes of stock of that corporation.

1.3. Effective Date and Duration of Plan. The amended and restated Plan shall become effective following adoption by the Board and approval of shareholders of Lincoln National Corporation at its 1994 Annual Meeting of Shareholders.
No further Awards may be granted under the Plan after ten years from the date the amended and restated Plan becomes effective. The Plan shall remain in effect until all Options granted under the Plan have been exercised or expired by reason of lapse of time, all restrictions on Restricted Stock Awards have been eliminated, and all DER's and SAR's satisfied.

1.4. Plan Administration. The Plan shall be administered by the Committee. In addition to those rights, duties, and powers vested in the Committee by other provisions of the Plan, the Committee shall have sole authority, in its discretion, to:

(a) determine which employees, agents and brokers of the Company, shall receive an Award;

(b) construe the Plan and respective agreements executed thereunder;

(c) adopt, amend and rescind rules and regulations for the administration of the Plan;

(d) ensure that awards continue to qualify under Rule 16b-3 of the Securities Exchange Act of 1934, as the same may be hereafter amended; and

(e) make all other determinations deemed by it to be necessary or advisable for the administration of the Plan;

provided that the Committee shall exercise its authority in accordance with the provisions of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any agreement relating to an Award in the manner and to the extent it shall deem expedient to carry it into effect. The determinations of the Committee on the matters referred to in this subsection 1.4 shall be conclusive.

The Committee may not exercise its authority at any time that it has fewer than three members. The Committee shall exercise its authority only by a majority vote of its members at a meeting or by a writing without meeting. At any date, the members of the Committee shall be those members of the Compensation Committee of the Board who are not eligible and who have not been eligible within one year preceding that date to participate in the Plan or any other plan of LNC or a Subsidiary under which stock, stock options or stock appreciation rights of LNC or a Subsidiary may be granted. In the event that fewer than three members of the Compensation Committee of the Board are eligible to serve on the Committee, the Board may appoint one of its other members who is otherwise eligible to serve on the Committee until such time as three members of the Compensation Committee are eligible to serve.

1.5. Shares Available. The aggregate number of shares of LNC Common Stock that may be issued under the Plan shall not exceed the sum of (a) 5,000,000 shares originally authorized by shareholders in 1986 (formerly 2,500,000 prior to the two for one stock split effected through a stock dividend declared by the Board on May 13, 1993), less the aggregate number of shares issued under the Plan prior to the effective date of its amendment and restatement and (b) an additional 5,000,000 shares. In addition to the foregoing limit on the aggregate number of shares that may be issued under all Awards, the aggregate number of Restricted Stock Awards that may be granted during any calendar year (or portion thereof) after the effective date of the amendment and restatement of this Plan, shall not exceed three-tenths of one percent (0.3%) of the number of shares of Common Stock outstanding as of December 31 of the prior year. If the number of shares of Common Stock awarded as Restricted Stock Awards in any year is less than the number of shares that could have been so granted pursuant to this subsection, the balance of such unused shares may be added to the maximum number of shares of Restricted Stock that may be effectively awarded in following years. To the extent that an Award lapses or the rights of its Holder terminate or the Award is paid in cash, any shares of Common Stock subject to such Award shall again be available for the grant of an Award and not be included in calculating shares available under this subsection.

1.6. Individual Dollar Limitations. The aggregate Fair Market Value of shares of Common Stock with respect to which Awards (excluding the underlying shares for Dividend Equivalent Rights) may be made to any individual in any one calendar year cannot exceed $5,000,000.

1.7. Stock Offered. The shares of Common Stock to be offered, pursuant to the grant of an Award shall be authorized but unissued shares.

1.8 Change in Corporate Structure. In the event of a merger, consolidation, reorganization, combination, exchange, recapitalization, stock dividend, stock split or other similar change in the corporate structure or capitalization of LNC which affects the Common Stock, outstanding Awards shall be subject to adjustment by the Committee at its discretion as to the number and price of shares of Common Stock or other consideration subject to such Awards. In the event of such changes in the corporate structure or capitalization of LNC, the aggregate number of shares available under the Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

1.9. Amendment and Termination of Plan. The Board may amend or terminate the Plan at any time except that, without the approval of the holders of a majority of LNC stock entitled to vote at a duly held meeting of such shareholders, the Board may not:

 (a) increase the number of shares of Common Stock which may be issued under the Plan, except as provided in subsection 1.8;

 (b) reduce the minimum option price under any Option, except as provided in subsection 1.8;

 (c) increase the maximum period during which Options and related Stock Appreciation Rights or related Dividend Equivalent Rights may be exercised;

 (d) extend the maximum period during which Awards may be granted under the Plan;

 (e) amend the standards for eligibility described in Section 2; and

 (f) materially increase the benefits accruing to employees under the Plan.

Amendment or termination of the Plan shall not affect the validity or terms of any Award previously made to a Holder in any way which is adverse to the Holder without the consent of the Holder.

1.10. Amendment to Awards. Any Award which was granted under the 1982 Stock Option Incentive Plan, or which was granted under this Plan prior to the effective date of the amendment and restatement, may, subject to any requirements of applicable law or regulation, be amended by action of the Committee so as to incorporate in that award any terms that might have been incorporated in an award under this Plan as amended and restated.


                                  SECTION 2

                       ELIGIBILITY; EFFECT OF THE PLAN

2.1. Participation Designations. The Committee may, at any time, make Awards to any key executive, managerial, supervisory or professional employee of the Company or any person holding either an agent's or broker's contract with a Subsidiary. Awards may not be granted to (i) any director who is not an employee of the Company or (ii) any person who immediately after such grant is the owner, directly or indirectly of more than 10% of the total combined voting power of all classes of stock of LNC.

The right to select eligible employees, agents, and brokers who are subject to Rule 16(a) of the Securities Exchange Act of 1934 ("Reporting Persons") and all decisions regarding Awards to such Reporting Persons are reserved exclusively to the Committee. The right to select individuals who are not Reporting Persons for participation in the Plan is reserved to the Committee, but such reserved right may be delegated in whole or in part by the Committee to the chief executive officer or chief operating officer of LNC.

2.2. Participation Not Contract of Employment. The Plan does not constitute a contract of employment. Participation in the Plan does not give any employee the right to be retained in the employ of LNC or a Subsidiary nor does it limit in any way the right of LNC or a Subsidiary to change the duties or responsibilities of any employee, agent or broker.

2.3. Multiple Awards. An Award may be made on more than one occasion to the same person, and such Award may include an Incentive Stock Option, Nonqualified Stock Option, Restricted Stock Award, Stock Appreciation Right, Dividend Equivalent Right, Performance Award, Incentive Award, or any combination thereof.

2.4. Withholding Taxes on Plan Benefits. The Company shall have the right to deduct from any cash payment made pursuant to the Plan the amount of any tax required by law to be withheld from that payment. The Company shall have the right to require payment from any person entitled to receive Common Stock pursuant to the Plan of the amount of any tax required by law to be withheld with respect to that stock prior to its delivery. A Holder may elect with respect to any Option, any Stock Appreciation or Dividend Equivalent Right which is paid in whole or in part in Common Stock and any Restricted Stock, Incentive or Performance Award to surrender shares of Common Stock the Fair Market Value of which on the date of surrender satisfies all or part of the withholding requirements. Such election must be made by filing a Stock Surrender Withholding Election with the Secretary of LNC which meets the following requirements and conditions:

 (a) Any Stock Surrender Withholding Election shall be in writing and be irrevocable;

 (b) The Committee shall have the right with respect to any or all outstanding awards to terminate or suspend for any period the right of a Holder to make a Stock Surrender Withholding Election at any time prior to the making of such election;

 (c) Any Stock Surrender Withholding Election must be made prior to the date that the amount of tax to be withheld is determined (the "Tax Date"); and

 (d) If a Holder is a Reporting Person, the Stock Surrender Withholding Election must be made:

    (i) more than six months after the date of grant of the Award with respect to which such election is made (except whenever such election is made by a disabled Holder or the estate or personal representative of a deceased Holder); and

    (ii) either at least six months prior to the Tax Date or during the ten day "window period" beginning on the third day following the release for publication of LNC's summary statement of earnings for a quarter or fiscal year.

2.5. Awards to Employees Who Are Foreign Nationals. Without amending the Plan, the Committee may, subject to the limitations in subsections 1.5 and 1.9, grant, amend, administer, annul or terminate awards to employees who are foreign nationals on such terms and conditions different from those specified in the Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan.

                                  SECTION 3

                                STOCK OPTIONS

3.1. Grantees. The Committee may, at any time, award an Incentive Stock
Option or Nonqualified Stock Option to an eligible employee, agent, or broker whether or not such individual has previously received a grant under the Plan.

3.2. Stock Option Agreement. Each Option granted under the Plan shall be evidenced by an agreement between the Holder and LNC. The Provisions of each agreement shall be determined by the Committee in accordance with the provisions of the Plan. LNC shall notify a Holder of any grant of an Option, and a written option agreement or agreements shall be duly executed and delivered by LNC to the Holder.

3.3. Shareholder Rights and Privileges. A Holder shall be entitled to all rights and privileges of a shareholder only with respect to such shares of Common Stock as have been purchased on exercise of the Option and for which certificates of stock have been registered in the Holder's name.

3.4. Individual Limitations. In the case of Incentive Stock Options, the aggregate Fair Market Value (determined as of the time the Option is granted according to Section 422(d)(1) of the Code) of shares of Common Stock with respect to which are exercisable for the first time in any one calendar year by any one individual cannot exceed $100,000 (or such other individual limits as may be in effect under the Code on the date of grant). In the case of Options, the maximum number of Options awarded to one individual cannot exceed 100,000 Options.

3.5. Exercise of Options and Payment. The price at which a share of Common Stock may be purchased upon exercise of an Option shall not be less than 100% of the Fair Market Value of a share of Common Stock when the Option is granted. During any period that an Option is exercisable, it may be exercised by delivering an irrevocable notice of exercise which specifies the number of shares purchased and full payment of the purchase price to the Secretary of LNC. Payment may be made in cash, in shares of Common Stock with an aggregate Fair Market Value equal to the purchase price, or in any combination of cash and such shares, provided, however, payment of the exercise price may only be made in shares of Common Stock which have been owned by the Holder for at least six months.

3.6. Limitations on Exercise of Option.An Option shall be exercisable in whole or in such installments and at such times, commencing not earlier than six months from the date of grant, as determined by the Committee. Generally, Options granted to a Holder shall not be exercisable prior to the first anniversary of the grant date except, in the discretion of the Committee and subject to the limitations of subsection 3.4, if the Holder`s employment with LNC and all Subsidiaries terminates by reason of death, Disability, or retirement (as described in subsection 3.7(d)).


3.7. Option Period. Each Option shall terminate and not be exercisable as specified by the Committee which date shall not be later than the earliest of
(a) the tenth anniversary of the grant date; (b) the last day of the three month period beginning on the date the Holder's service with LNC and all Subsidiaries terminates for reasons other than described in (c), (d) or (e) following; (c) the first anniversary of the date of Holder's termination of service with LNC and all Subsidiaries on account of death or Disability;
(d) the fifth anniversary of the Holder's retirement at or after age 65 or, with the approval of the Holder's employer, early retirement at either age 55 with 5 years of service or under the terms of a retirement plan of LNC or a Subsidiary, or (e) the sixth anniversary of the Holder's termination of service after a Change of Control of LNC.

3.8. Transferability. An Option shall not be transferable except by will or the laws of descent and distribution, and may be exercisable during the Holder's lifetime only by the Holder; provided, however, to the extent permitted under Rule 16b-3 under the Securities Exchange Act of 1934, the Committee may develop rules to permit the transfer of Nonqualified Options to an immediate family member of the Holder or to a family trust.

 3.9. Surrender of Options. The Committee (concurrently with the grant of an Option or subsequent to such grant) may in its sole discretion, grant to any Option Holder the right upon written request; to surrender any exercisable Option or portion thereof in exchange for cash, whole shares of Common Stock or a combination thereof, as determined by the Committee, with a value equal to the Fair Market Value, as of the date of such request, of one share of Common Stock over the Option price for such share multiplied by the number of Shares covered by the Option or portion thereof to be surrendered. In the case of any such surrender right which is granted with an Incentive stock Option, such right shall be exercisable only when the Fair Market Value of the Common
Stock exceeds the price specified therefor in the Option or portion thereof to be surrendered. In the event of the exercise of any surrender right granted hereunder; the number of shares reserved under the Plan shall be reduced only to the extent that shares of Common Stock are actually issued in connection with the exercise of such surrender right. Additional terms and conditions governing any such surrender rights may from time to time be prescribed by the Committee in its sole discretion.

                                  SECTION 4

                          STOCK APPRECIATION RIGHTS

  4.1. Holders. The Committee may, at the time an Award is made, designate that a Holder be granted, in conjunction with that Award, a Stock Appreciation Right ("SAR"). No SAR may be granted in conjunction with a previously granted Incentive Stock Option without the written consent of the affected Holder. No more than 100,000 SARs may be awarded to one participant in one calendar year. For purposes of the Plan, the term "Stock Appreciation Right" means a right to surrender all or a portion of an Option and receive, in exchange, payment of a cash amount no greater than the excess of the Fair Market Value of one or more shares of LNC common stock over the Fair Market Value of such option share on the date the related Option was granted. Each Stock Appreciation Right granted under the Plan shall be evidenced by an agreement between the Holder and LNC. The provisions of each agreement shall be determined by the Committee in accordance with the provisions of the Plan.

4.2. Terms of SARs. The Committee shall determine the number of shares of Common Stock and the percentage (not more than 100 percent) or maximum amount of the increase in the Fair Market Value of those shares over the relevant period upon which payment of each SAR at exercise shall be based. Each SAR may be exercisable at any date with respect to no more than the number of shares for which the related Option is exercisable on that date. Each SAR issued in conjunction with an Incentive Stock Option may be exercisable only when there has been an increase in Fair Market Value of the shares over the relevant period. If a Holder to whom an SAR has been granted is subject to Section 16 of the Securities Exchange Act of 1934, as amended, the Committee may, at any time, impose such conditions and limitations to such SAR as the Committee deems necessary or desirable for the Holder to comply with or obtain an exemption from such Section 16 and applicable rules and regulations. The terms of an SAR may include such other conditions and limitations on exercise as the Committee deems desirable.

    4.3. Exercise of SARs and Payment. During any period that a SAR is exercisable, it may be exercised by delivering an irrevocable written notice to the Secretary of LNC which specifies the extent to which the SAR is being exercised. Payment to the Holder shall be made as soon as practicable after exercise of the SAR and may be made in cash, in shares of Common Stock with an aggregate Fair Market Value on the date of exercise equal to the amount to be paid, or in any combination of cash and such shares as determined by the Committee. Upon exercise of an SAR, the right to exercise the related Option shall automatically be terminated to the same extent that the SAR was exercised. Upon exercise of a SAR attached to a Restricted Stock Award, the restrictions on the Restricted Stock Award shall lapse.

4.4. Termination of SARs. Each SAR shall terminate and not be exercisable after the same date that the related Award terminates.

4.5. Transferability. Each SAR granted to a Holder shall not be transferable except by will or the laws of descent and distribution; provided, however, to the extent permitted under Rule 16b-3 under the Securities Exchange Act of 1934, the Committee may develop rules to permit the transfer of the SAR together with the related Option and only to the extent that the related Option may be transferred.

                                  SECTION 5

                           RESTRICTED STOCK AWARDS

5.1. Holders. The Committee may, at any time, designate a Holder to receive a Restricted Stock Award whether or not the Holder has previously received a grant under the Plan. For purposes of the Plan, the term "Restricted Stock Award" means the right to receive, at specified times and subject to specified conditions, shares of Common Stock which may bear such restrictive endorsements as the Committee determines. Each Restricted Stock Award ("RSA") shall be evidenced by an agreement between the Holder and LNC. The provisions of each agreement shall be determined by the Committee in accordance with the provisions of the Plan.

5.2. Grants of Restricted Stock Awards.  The Committee shall, subject to sub-
section 1.5 and this Section 5, determine the number of shares of Common Stock which may be awarded, the time or times the shares may be awarded, and the conditions which must be met for award and delivery of the shares to the Holder under each RSA granted under the Plan. An RSA may provide, in the discretion of the Committee,for the crediting to the Holder,on each dividend payment date, of an amount equal to the product of the dividend paid on a share of Common Stock multiplied by the number of shares which may be awarded under that RSA, and for the payment in cash to the Holder of the amounts so credited at such time as the Committee may determine.An RSA may provide, in the discretion of the Committee, for the issuance of the shares which may be awarded under the RSA in the name of the Holder subject to the following restrictions:

(a) the shares may not be issued earlier than six months after the grant of the RSA;

(b) the shares may not be sold, transferred, pledged or otherwise assigned or encumbered;

(c) each stock certificate shall be registered in the name of the Holder and deposited with the Secretary of LNC;

(d) if dividends are paid on the shares, they shall be paid to the Holder at such times as the Committee shall determine; and

 (e) the shares and any dividends accumulated shall be subject to forfeiture in accordance with subsection 5.4.

Subject to the foregoing restrictions, the Holder shall have all of the rights of a holder of Common Stock with respect to the shares issued to him or her under this subsection 5.2.

5.3. Distribution of Shares. Subject to the provisions of subsection 5.4, each RSA shall provide for the distribution of the awarded shares of Common Stock free of all restrictions to the Holder or, in the event of the Holder`s death, the person or persons to whom the RSA was transferred by will or the laws of descent and distribution. Distribution shall be provided for at such time or times during the period beginning on the first anniversary of the date of grant of the RSA and ending on a date as the Committee shall determine; except that, in the discretion of the Committee, distribution may be provided for prior to such first anniversary if the Holder's service with LNC and all Subsidiaries terminates on account of death, Disability, or retirement (as described in subsection 3.7(d)).

 5.4. Forfeiture. Each RSA shall provide that a Holder shall forfeit all rights under the RSA, all shares of Common Stock issued pursuant to the RSA which had not been distributed to the Holder free of all restrictions, and all undistributed amounts credited to the Holder with respect to dividends paid on Common Stock pursuant to the RSA if:

  (a) the Holder`s service with LNC and all Subsidiaries terminates for any reason other than death, Disability, retirement (as described in subsection 3.7(d)), or other reasons determined by the Committee which should not cause forfeiture; or

  (b) the conditions, if any, specified in the RSA are not fully satisfied within the prescribed time.

5.5. Transferability. Each RSA granted to a Holder may not be transferred by the Holder except by will or the laws of descent and distribution.


                                  SECTION 6

                               INCENTIVE AWARDS

6.1 General. An Incentive Award may be granted hereunder in the form of shares. Incentive shares may be granted to an eligible employee for no cash consideration, for such minimum as may be required by applicable law, or for such other consideration as may be specified by the grant. The terms and conditions of incentive shares shall be specified by the grant.

6.2 Terms of Incentive Awards. Incentive shares may be paid to the grantee in a single installment or in installments and may be paid at the time of grant or deferred to a later date or dates. Each grant shall specify the time and method of payment as determined by the Committee, provided that no such determination shall authorize delivery of shares to be made later than the tenth anniversary of the Holder's date of termination. The Committee, by amendment of the grant prior to delivery, can modify the method of payment for any incentive shares, provided that the delivery of any incentive shares shall be completed not later than the tenth anniversary of the Holder's date of termination.

 6.3 Distribution of Incentive Awards. If any incentive shares are payable after the Holder dies, such shares shall be payable (a) to the Holder's designated beneficiary or, if there is no designated beneficiary, to the Holder's personal representative, and (b) either in the form specified by the Award or otherwise, as may be determined in the individual case by the Committee under this Plan.

6.4 Forfeiture. Any grant of incentive shares is provisional, as any share, until delivery of the certificate representing such share. If, while the grant is provisional,

 (a)  the grantee terminates, but does not terminate normally, or

 (b)  the grantee is determined to have engaged in detrimental activity,

      the grant shall be annulled as of the date of termination or, the date of such determination, as the case may be.

6.5. Management Incentive Plan II. The Committee may, in its discretion, designate that a Holder who is eligible for a cash award under the terms of the LNC Management Incentive Plan II (the "MIP II Plan") receive such award as a grant of restricted stock in lieu of all or a portion of the MIP II Plan cash award, such RSA shall be made subject to subsection 1.5 and Section 5. The amount, if any, of the MIP II award which is not paid as an RSA shall be paid in cash. This cash payment shall be determined by subtracting from the MIP II Plan award the total Fair Market Value, on the date of the RSA, of the shares of Common Stock represented by the RSA without discount for any restrictions.

6.6. Executive Value Sharing Plan. The Committee may, in its discretion, designate that a Holder who is eligible for a cash award under the terms of the LNC Executive Value Sharing Plan (the "EVS Plan") receive such award as a grant of restricted stock in lieu of all or a portion of the EVS Plan cash award. If the Committee decides to make an RSA in lieu of all or a portion of the EVS Plan cash award, such RSA shall be made subject to subsection 1.5 and Section 5. The amount, if any, of the EVS Plan award which is not paid as an RSA shall be paid in cash.

6.7. Career Stock. The Committee may, in its discretion, designate Restricted Stock Awards, subject to subsection 1.5 and section 5, to employees of LNC and its subsidiaries who make an irrevocable election to waive participation in and any benefits under designated retirement programs maintained by the Company. The Committee may also, in its sole discretion, award shares of Restricted Stock to individuals who become officers after the effective date of the Plan in lieu of participation in certain retirement programs maintained by the Company.


                                 SECTION 7

                            PERFORMANCE AWARDS

7.1 General. Performance awards may be granted hereunder to an eligible employee, for no cash consideration, for such minimum as may be required by applicable law, or for such other consideration as may be specified by the grant. The terms and conditions of performance awards, which may include provisions establishing performance periods, performance criteria to be achieved during a performance period, and vesting dates shall be specified by the award.

7.2 Terms of Performance Awards. Performance awards shall be credited as of the date of the award to a bookkeeping reserve account maintained by LNC ("Account") in units which are equivalent in value to Shares of Common Stock ("Stock Units"). Performance awards may be paid in cash, shares, or other consideration, or any combination thereof. The extent to which any applicable performance criteria have been achieved shall be conclusively determined by the Committee. Performance awards may be payable in a single payment or in installments and may be payable at a specified date or dates or upon attaining performance criteria.

 7.3 Forfeiture. Except as otherwise specified by the award, if the Holder terminates, but does not terminate on account of death, Disability, or retirement, as defined in subsection 1.7(d), any performance award or installment thereof not vested prior to the Holder's termination shall be annulled as of the date of termination.

 7.4 Executive Value Sharing Plan. The Committee may, in its discretion, designate that a person who is eligible to receive a cash award under the EVS Plan receive such award in Stock Units as a Performance Award. The Committee may also in its sole discretion convert outstanding RSAs to Stock Units as Performance Awards.

 7.5 Transferability. Each Performance Award shall not be transferable except by will or the laws of descent and distribution.

                                  SECTION 8

               DIVIDEND EQUIVALENT RIGHTS; INTEREST EQUIVALENTS

 8.1 Dividend Equivalent Right. A Dividend Equivalent Right or DER may be granted hereunder to an eligible employee, as a component of another award or as a separate award. The terms and conditions of DERs shall be specified by the grant. Dividend equivalents credited to the holder of a DER may be paid currently or may be deemed to be reinvested in additional shares (which may thereafter accrue additional dividend equivalents). Any such reinvestment shall be at Fair Market Value at the time thereof. DERs may be settled in cash or shares or combination thereof, in a single installment or installments. A DER granted as a component of another award may provide that such DER shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such DER shall expire or be forfeited or annulled under the same conditions as such other awards. A DER granted as a component of another award may also contain terms and conditions different from such other award.

 8.2 Interest Crediting. Any award under this Plan that is settled in whole or in part in cash on a deferred basis may provide, as determined in the sole discretion of the Committee, for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

                                  SECTION 9

                           POSTPONEMENT OF EXERCISE

The Committee may postpone any exercise of an Option or SAR or distribution pursuant to an RSA for such time as the Committee in its discretion may deem necessary in order to permit LNC (a) to effect or maintain registration of the Plan or Common Stock issuable pursuant to the Plan under the Securities
Act of 1933, as amended, or the securities laws of any applicable jurisdiction;
(b) to take any action necessary to comply with restrictions or regulations incident to the maintenance of a public market for

Common Stock; or (c) to determine that no action referred to in (a) or
(b) above needs to be taken. LNC shall not be obligated to issue shares upon exercise of any Option or SAR or to issue shares pursuant to an RSA in violation of any law. Any such postponement shall not extend the term of an Award. Neither LNC nor its directors or officers shall have any obligation or liability to any Holder (or successor in interest) because of the loss or rights under any Award under the Plan due to postponements pursuant to this
Section 10.


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

Exhibit 2


                          LINCOLN NATIONAL CORPORATION
                   1993 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS


ARTICLE I - PURPOSE OF PLAN

1.1 Purpose of Plan. Lincoln National Corporation (the "Corporation") has adopted the 1993 Stock Plan for Non-Employee Directors (the "Plan") to provide for payment in shares of the Corporation's Common Stock ("Stock") of a portion of the retainer fee payable to members of the Board of Directors of the Corporation who are not employees of the Corporation or any of its affiliates or subsidiaries ("Non-Employee Directors") and to allow Non-Employee Directors to elect to defer receipt of all or a portion of their retainer and/or meeting fees.The Plan also provides a restricted stock bonus in the form of Restricted Stock for Non-Employee Directors. The Plan is intended to provide Non-Employee Directors with a larger equity interest in the Corporation in order to attract and retain well-qualified individuals to serve as Non-Employee Directors and to enhance the identity of interests between Non-Employee Directors and the shareholders of the Corporation.

ARTICLE II - ELIGIBILITY AND PARTICIPATION

2.1 Eligibility and Participation. Only Non-Employee Directors of the Corporation and its subsidiaries shall be eligible to participate in the Plan, and participation in the Plan is mandatory for all Non-Employee Directors. Except as specifically provided herein, a Non-Employee Director may not elect to increase or decrease the portion of the retainer fee payable in Stock.

ARTICLE III - RETAINER STOCK AWARDS AND DEFERRAL ELECTIONS

3.1  Retainer Stock Awards.

(a)Amount of Award. On each July 1 after the Effective Date through and including July 1, 2004 (each such date hereinafter a "Grant Date"), in lieu of the portion of the retainer fee payable to a Non-Employee Director with respect to the calendar quarter beginning on the Grant Date determined without regard to this Plan ("Retainer"), and in consideration for services rendered as a Non-Employee Director of the Corporation, the Corporation shall issue to each Non-Employee Director a whole number of shares of Stock (a "Stock Award") equal to the number of shares determined by dividing (a) twenty-five percent (25%) of the Retainer, by (b) the Fair Market Value of the Stock on such Grant Date. For purposes of this Plan, the "Fair Market Value" of Stock on any business day shall be the average of the high and low sales prices of the Stock quoted on the New York Stock Exchange Composite Listing on the next preceding business day on which there were such quotations for the day in question. To the extent that the formula described in this Section 3.1(a) does not result in a whole number of shares of Stock, the result shall be rounded upwards to the next whole number such that no fractional shares of Stock shall be issued under the Plan. Such shares shall be restricted from sale or transfer as provided in Section 3.1(b).

(b)Restrictions on Stock Awards. A stock certificate representing the Stock Award shall be registered in each Non-Employee Director's name.
   The Non-   Employee Director shall have all rights and privileges of
   a shareholder as to such Stock Award, including the right to vote such Restricted Shares, except that the following restrictions shall apply: (i) no dividends shall be payable on the shares, however, a Dividend Equivalent Payment, as defined in Article V, below, shall be credited to an account established under the Plan, invested in Stock Units, as described under
   Section 3.2(b) and shall have the same restrictions as the relevant restricted shares, (ii) none of the Restricted Shares may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period, and (iii) except as provided in Section 3.1(c), all of the Restricted Shares and Dividend Equivalent Payments shall be forfeited and all rights of the Non-Employee Director to such Restricted Shares shall terminate without further obligation on the part of the Corporation and its subsidiaries upon the Non-Employee Director's ceasing to be a director of the Corporation and its subsidiaries.

(c)Termination of Directorship.

  (i)Vesting of Shares. If a Non-Employee Director ceases to be a director of the Corporation and its subsidiaries by reason of Disability, Death, Retirement or Change of Control, the Restricted Shares granted to and Dividend Equivalent Payments on such shares accumulated for such Non-Employee Director shall immediately vest. If a Non-Employee Director ceases to be a director of the Corporation and its subsidiaries for any other reason, the Non-Employee Director shall immediately forfeit all Restricted Shares, except to the extent that a majority of the Board other than the Non-Employee Director approves the vesting of such Restricted Shares. Upon vesting, except as provided in Article X, all restrictions applicable to such Restricted Shares shall lapse.

 (ii)Disability. For purposes of this Section 3.1(c), "Disability" shall mean a permanent and total disability as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

 (iii)Retirement. For purposes of this Section 3.1(c), "Retirement" shall mean ceasing to be a director of the Company (A) on or after age 70, or (B) on or after age 65 with the consent of a majority of the members of the Board other than the Non-Employee Director.

 (iv)Change of Control. For purposes of this Section 3.1(c), "Change of Control" shall have the same meaning as in the LNC Executives' Severance Benefit Plan on the date that is six months immediately preceding the "Change of Control."

3.2  Deferral of Retainer and/or Fees.

 (a)Deferral Elections. Commencing on the effective date of the Plan, payment of all or part of the Retainer (excluding Stock Awards pursuant to Section 3.1(a)) and/or fees payable to a Non-Employee Director for meetings of the Board or Board Committees or for extraordinary services may be deferred by election of the Non-Employee Director. Each such election must be made prior to the start of the calendar year for which the Retainer and/or fees will be paid and must be irrevocable for the affected calendar year, provided, however, that for 1994, each Non-Employee Director shall be permitted to elect deferred payment of all or a portion of the Retainer and/or the fees earned after the effective date of the Plan and before December 31, 1994, provided such Non-Employee Director has made an irrevocable election to this effect prior to stockholder approval of the Plan. In addition, each election to defer payment of any amount of the Retainer and/or fees payable in cash shall be made at least six (6) months in advance of the date such election is to be effective and shall be continuous and irrevocable except upon a subsequent irrevocable election that takes effect at least six (6) months after the date of such subsequent election, to the extent necessary to satisfy the requirements of Rule 16b-

    3(d) promulgated under the Securities Exchange Act of 1934 ("1934 Act"), as the same may be hereafter amended.

 (b)Crediting Stock Units to Accounts. Amounts deferred pursuant to Section 3.2(a) shall be credited as of the date of the deferral to a bookkeeping reserve account maintained by the Corporation ("Account") in units which are equivalent in value to shares of Stock ("Stock Units"). The number of Stock Units credited to an Account with respect to any Non-Employee Director shall equal a number of Stock Units equal to any deferred cash amount divided by the Fair Market Value of the Stock on the date on which such cash amount would have been paid but for the deferral election pursuant to Section 3.2(a).

 (c)Fully Vested Stock Units. All Stock Units credited to a Non-Employee Director's Account pursuant to this Section 3.2 shall be at all times fully vested and nonforfeitable.

 (d)Payment of Stock Units. Stock Units credited to a Non-Employee Director's Account pursuant to this Article III shall be payable in an equal number of shares of Stock or cash in a single lump sum distribution or annual installment payments made at such time specified by the Non-Employee Director in the applicable deferral election, provided that the designated payment date with respect to any election must be the first day of a subsequent calendar year which is no earlier than twelve (12) months following the establishment of the affected Stock Unit.

 (e)Payment of Stock Units Upon a Change of Control. Stock Units credited to a Non-Employee Director's Account shall be automatically distributed in a single lump sum amount of shares of Stock, with fractional Stock Units being distributed in cash, upon a Change of Control.

ARTICLE IV - RESTRICTED STOCK BONUS

4.1 Restricted Stock Bonus for Non-Employee Directors on July 1, 1994. Each Non-Employee Director serving as such on the date of shareholder approval of the Plan shall be awarded a whole number of restricted Shares of Stock (a "Stock Bonus") equal to $10,000 divided by Fair Market Value of Common Stock) in consideration for services rendered as a Non-Employee Director of the Corporation and its subsidiaries. To the extent that the formula described in this Section 4.1 does not result in a whole number of Shares of Stock, the result shall be rounded upwards to the next whole number such that no fractional shares shall be issued under the Plan. The restrictions on the Stock Bonus shall be the same as those restrictions described in Section 3.1(b).

4.2  Restricted Stock Bonus for Non-Employee Directors After July 1, 1994.
Each Non-Employee Director who commences serving a new three year term after July 1, 1994 shall be issued an additional Stock Bonus equal to $10,000 divided by Fair Market Value of Common Stock as of the July 1 on which he or she begins serving a new term as a Non-Employee Director, and thereafter until the Plan is terminated. A new Non-Employee Director who is appointed or elected to an unexpired term, shall receive a partial Stock Bonus on the next succeeding July 1 after his or her appointment or election to such partial term in an amount equal to the Fair Market Value of Stock on such July 1 of $10,000 multiplied by a fraction the numerator being the number of months remaining in the unexpired term since being so appointed or elected and the denominator being 36. To the extent that the formula described in this Section 4.2 does not result in a whole number of Shares of Stock, the result shall be rounded upwards to the next whole number such that no fractional shares shall be issued under the Plan. This Stock Bonus shall contain the same restrictions as specified in Section 3.1(b).

ARTICLE V - DIVIDEND EQUIVALENT PAYMENTS

5.1 Dividend Equivalent Payments. As of each dividend payment date with respect to Stock, each Non-Employee Director shall receive additional Stock Units ("Dividend Equivalent Payment")equal to the product of (i) the per-share cash dividend payable with respect to each share of Stock on such date, and
(ii) the total number of Restricted Shares issued in his or her name and Stock Units credited to his Account as of the record date corresponding to such dividend payment date, divided by the Fair Market Value. Fractional Stock Units may be awarded. The dividend Equivalent Payments with respect to Restricted Shares shall contain the same restrictions as specified in
Section 3.1(b).

ARTICLE VI - DELIVERY OF STOCK CERTIFICATES

6.1  Stock Awards.   As soon as practicable following the expiration of the
restrictions, but in no event sooner than six (6) months from such Grant Date, the Corporation shall deliver to the Non-Employee Director an unrestricted Stock certificate with respect to the shares of Stock issued pursuant to such Stock Award and Stock Bonus. During any six (6) month period after the Grant Date and before delivery of the Stock certificate after the restrictions have lapsed, the Non-Employee Director shall have all the rights of a shareholder with respect to such Stock, except for the right to receive dividend payments and except that such Stock shall not be transferable by the Non-Employee Director other than by will or the laws of descent and distribution.

6.2 Stock Unit Payments. The Corporation shall issue and deliver to the Non-Employee Director cash or a Stock certificate, as elected by the Non-Employee Director for payment of Stock Units as soon as practicable following the date on which Stock Units are payable in accordance with Section 3.2(d). No fractional shares will be distributed.

ARTICLE VII - STOCK

7.1 Stock. The Aggregate number of shares of Stock that may be issued under the Plan shall not exceed one hundred fifty thousand (150,000) shares, unless such number of shares is adjusted as provided in Article VIII of this Plan.
In addition to the foregoing limit, the aggregate number of restricted shares that may be granted during the term of the Plan shall not exceed fifty thousand (50,000) shares,unless such number of shares is adjusted as provided in Article VIII of this Plan. To the extent that an award lapses or the rights of the Non-Employee Director terminate or the award is settled in cash (e.g. cash settlement of Stock Units) any shares of Common Stock subject to such award shall again be available for the grant of an award.

ARTICLE VIII - ADJUSTMENT UPON CHANGES IN CAPITALIZATION

8.1 Adjustment Upon Changes in Capitalization. In the event of a stock dividend, stock split or combination, reclassification, recapitalization or other capital adjustment of shares of Stock,the number of shares of Stock that may be issued pursuant to Stock Awards, Stock Bonuses, and Stock Units and the number of Stock Units credited to Accounts shall be appropriately adjusted by the Board of Directors of the Corporation, whose determination shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan on account of any adjustment specified herein. The grant of Stock Awards, Stock Bonuses, or Stock Units pursuant to this Plan shall not affect in any way the right or power of the Corporation to issue additional Stock or other securities, make adjustments, reclassification, reorganizations or other changes in its corporate, capital or business structure, to participate in a merger, consolidation or share exchange or to transfer its assets or dissolve or liquidate.

ARTICLE IX - TERMINATION OR AMENDMENT OF PLAN

9.1 In General. The Board of Directors of the Corporation may at any time terminate, suspend or amend this Plan. However, except as otherwise determined by the Board, no such amendment shall become effective without the approval of the stockholders of the Corporation to the extent stockholder approval is required in order to comply with Rule 16b-3 under the 1934 Act.

9.2 Amendment No More than Once in 6 Months. Those provisions of this Plan that set forth the amounts and the formula for determining the amounts, prices and timing of Stock Awards, Stock Bonuses, and Stock Units, respectively, may not be amended more than once every six (6) months.

9.3 Written Consents. No amendment may adversely affect the right of any Non-Employee Director to receive any Stock previously issued as a Stock Award,Stock Bonus, or to receive any Stock of Dividend Equivalent Payments pursuant to an outstanding Stock Unit without the written consent of such Non-Employee Director.

9.4 Termination of Plan. Unless the Plan is sooner terminated, no Stock Award or Stock Bonus shall be granted after July 1, 2004. The termination of the Plan shall have no effect on outstanding Stock Awards, Stock Bonuses or Stock Units.

ARTICLE X - GOVERNMENT REGULATIONS

10.1  Government Regulations.

 (a) The obligations of the Corporation to issue any Stock granted under this Plan shall be subject to all applicable laws, rules and regulations and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Board of Directors of the Corporation.

 (b) Except as otherwise provided in Article IX of this Plan, the Board of Directors of the Corporation may make such changes as may be necessary or appropriate to comply with the rules and regulations of any governmental authority.

ARTICLE XI - MISCELLANEOUS

11.1 Unfunded Plan. The Plan shall be unfunded with respect to the Corporation's obligation to pay any amounts due pursuant to Stock Units and Dividend Equivalent Payments, and a Non-Employee Director's rights to receive any payment of any Stock Unit or Dividend Equivalent Payment shall be not greater than the rights of an unsecured general creditor of the Corporation.

11.2 Assignment; Encumbrances. The right to receive a Stock Award, Stock Bonus or Stock Unit and the right to receive payment with respect to a Stock Unit under this Plan are not assignable or transferable and shall not be subject to any encumbrances, liens, pledges or charges of the Non-Employee Director or his or her creditors. Any attempt to assign, transfer or hypothecate any Restricted Stock Award, Stock Bonus, or Stock Unit or any right to receive a Stock Award, Stock Bonus or Stock Unit shall be void and of no force and effect whatsoever.

11.3 Designation of Beneficiaries. A Non-Employee Director may designate a beneficiary or beneficiaries to receive any distributions under the Plan upon his or her death.

11.4 Applicable Law. The validity, interpretation and administration of this Plan and any rules, regulations, determinations or decisions made hereunder, and the rights of any and all persons having or claiming to have any interest herein or hereunder, shall be determined exclusively in accordance with the laws of the State of Indiana, without regard to the choice of laws provisions hereof.

11.5 Headings. The headings in this Plan are for reference purposes only and shall not affect the meaning or interpretation of this Plan.

11.6 Notices. All notices or other communications made or given pursuant to this Plan shall be in writing and shall be sufficiently made or given if hand-delivered or mailed by certified mail, addressed to any Non-Employee Director at the address contained in the records of the Corporation or to the Corporation in case of the Corporation's Secretary, 200 East Berry Street, Fort Wayne, IN 46802-2706.

ARTICLE XII - EFFECTIVE DATE OF PLAN

12.1 Effective Date of Plan. This Plan shall become effective on the date on which it is approved by the affirmative vote of the holders of a majority of the votes cast by shareholders of the Corporation present, or represented and entitled to vote, at the next annual meeting of the shareholders of the Corporation duly held in accordance with the laws of the State of Indiana.


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

                                                                Exhibit 3



                       Amendment and Restatement of
                       Lincoln National Corporation
                     Phantom Stock Plan for Employees

                            SECTION 1:  PURPOSE

The Lincoln National Corporation Phantom Stock Plan for Employees (the "Plan") is established for the benefit of a select group of management and highly compensated employees ("Participants") of Lincoln National Corporation (the "Corporation") and participating affiliates and subsidiaries. The purposes for which the Plan is being implemented are as follows: to enable each Participant to defer a portion of his or her compensation pursuant to the Lincoln National Corporation Executive Deferred Compensation Plan for Employees in the form of Phantom Stock units; to provide an incentive for Participants to achieve benchmark performance; and to encourage Participants to remain with the Corporation for many years. These purposes are to be furthered by the award to such persons of phantom units of the Corporation's common stock ("Units") and providing for the additional purchase of such Shares through a reduction in the cash compensation and bonuses such Participants otherwise would receive from the Corporation.

                           SECTION 2:  DEFINITIONS

The following definitions are provided for key terms contained within this document:


2.01 "Change in Control" shall be deemed to have occurred if during, or following the consummation of, a stock purchase program, tender offer,exchange offer, merger, consolidation, sale of assets, contested election, or any combination of the foregoing transactions, any person, entity or group of persons acting in concert, directly or indirectly, (1) acquires ownership of the power to vote in excess of 20% of the voting securities of Corporation and one or more of its representatives are elected to the Board of Directors of Corporation, (2) acquires ownership of the power to vote in excess of 50% of the voting securities of Corporation, or (3) otherwise acquires effective control of the business and affairs of Corporation. This definition shall always be identical to the definition of "Change in Control" contained in the LNC Executives' Severance Benefit Plan (or any successor plan). Any amendment of the definition contained in the LNC Executives' Severance Benefit Plan (or any successor plan)shall be deemed an amendment of the definition of Change in Control contained in this Plan, notwithstanding the provisions of Section 4.03 of the 6 month limitation contained in Section 4.03 of this Plan, however, then such amendment shall become effective on the first day which would not cause such a violation. Furthermore, in the event of a "Change in Control" the term "Change in Control" shall have the definition which was operative on the day immediately preceding that event.


2.02 "Employer" means the Corporation or any individual Subsidiary and when used in the plural ("Employers") refers to the Corporation and all Subsidiaries collectively.

2.03 "Insider" means those individuals subject to the short-swing profit recovery provisions of Section 16 of the Securities Exchange Act of 1934.

2.04 "Hardship" means an unforeseeable emergency to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Section 152(a) of the Internal Revenue Code of 1986, as amended) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

2.04 "LNCC" means the Lincoln National Corporation Compensation Committee constituted as described in the Corporation Bylaws.

2.05  "Match Units" means Units contributed pursuant to the Match, as defined in
Section 1.10 of the Lincoln National Corporation Executive Deferred
Compensation Plan for Employees.

2.06 "Paid Units" means Units with respect to which the Participant has paid the purchase price pursuant to Section 3.01.

2.07 "Subsidiary" means any corporation of which 50% or more of the voting stock is owned directly or indirectly by the Corporation.

2.08 "Unpaid Units" means Units awarded to the Participant and which are not vested.

  2.09 "Vested Units" are Units awarded to the Participant that are no longer subject to forfeiture.

          Section 3:  ELIGIBILITY, PARTICIPATION and ADMINISTRATION

  3.01 Participation. Employers shall have complete discretion to determine eligibility to participate in this Plan; however only employees who are members of a select group of management or highly compensated employees of Employers will be eligible to participate in the Plan. In order to be eligible to participate in the Plan, an individual must be a 2nd Vice President or higher level in the Corporation or an equivalent level to that of 2nd Vice President of Corporation or above for any Employer.

  3.02  Administration of Match Units, Paid Units and Vested Units.

  (a) General. The administration of the Match Units, Paid Units and Vested Units shall be done in accordance with rules and definitions that the Benefits Committee of LNC shall in its absolute discretion develop from time to time. The Benefits Committee may delegate its responsibilities to other persons, or retain the services of lawyers, accountants, or other outside third parties to assist with the administration of the Plan. Notwithstanding the preceding, the following terms and conditions describe the benefits available to Participants:

  (1) Subject to the terms of this Plan, the Participant and the Employer may make the following types of annual compensation deferrals for a calendar year: (a) the Participant may elect to defer a portion of compensation not to exceed 70% of such Participant's annual compensation into Paid Units; (b) provided that the Participant has made Pre-Tax Contributions to his or her 401(k) Plan in the maximum amount permitted under the terms of such plan for a calendar year, the Employer may grant Match Units to the Participant; (c) the Participant may elect to defer a specified amount of any bonus which would otherwise have been paid to the Participant within three months after the close of the calendar year which is two years after the year in which the election is made into Paid Units; and
      (d) to the extent that a Participant in the 401(k) Plan reaches the contribution limit for that plan, he or she may elect to defer the additional amounts that otherwise would have been placed in the 401(k) Plan into Paid Units in this Plan.

 (2) The Participant shall file an election with the Employer which shall specify the timing and amount of deferrals into Paid Units, if any, to be made under the Plan by the Participant for the prospective pay periods. The Participant shall file an election prior to the date that such compensation is earned. The amount deferred may be changed no more frequently than annually and such change is only effective for compensation paid after the first day of the next succeeding calendar year. An election shall be irrevocable for any calendar year, provided, however, that in the case of a hardship withdrawal from one of the 401(k) Plans, the Participant's election shall be automatically revoked beginning with the first day of the next regularly scheduled payroll period for the remainder of the calendar year.

 (3) If a deferral into Paid Units is made, Match Units are granted, or Vested Units are awarded for any calendar year, the Employer shall establish an account in the name of the Participant. The Employer shall credit such account with Paid Units, Match Units, Vested Units, and with dividends which would otherwise accrue if the account were actually invested in common stock of the Corporation, provided, however, that any expenses incurred by an Employer (including expenses for Federal and State income taxes) in connection with such Participant's account may be charged against the Participant's account.

 (4) A Participant may request that the Employer make an accelerated distribution from his or her account in the event such Participant has incurred a severe financial Hardship. In the case of an Insider such a distribution may only be made six months after the initial request for a distribution. Payments under this plan for a severe financial Hardship will not be made to the extent that such Hardship is relieved through insurance proceeds, liquidation of Participant's assets (only to the extent that such liquidation would not itself cause a severe financial Hardship) or by cessation of deferrals under this Plan. Payments for severe financial Hardship under this Plan are limited to the extent necessary to comply with Treas. Reg. Section 1.457-2. The Employer shall determine whether the Participant has incurred a severe financial Hardship and, in its sole discretion, may grant the accelerated distribution of all, or a portion of, the amounts then credited to the Participant's Account, provided, however, that such distribution shall not exceed the amount determined by the Employer to be necessary for such Participant to alleviate the severe financial Hardship.

(5) The Participant may designate a beneficiary to receive amounts payable to him or her under this Plan in the event of death. The Participant may revoke or change a beneficiary designation and name a new beneficiary by filing a written notice of revocation or other notice of change of beneficiary with the Employer (on a form prescribed by the Employer), at any time. In the absence of a surviving beneficiary or a valid beneficiary designation, the balance in a Participant's account, if any, shall be paid in one single lump sum to the Participant's estate.

(6)  The Value of Participant's Match Units, Paid Units and Vested
     Units shall be paid to the Participant in a manner to be determined by the Benefits Committee in its sole discretion following the Participant's
     (a)death, (b) total disability, (c) termination of any and all service with the Employer, or (d) severe financial hardship. The timing of payments shall ordinarily be calculated by reference to the LNC Executive Deferred Compensation Plan, and all payments shall be settled in cash.

(b) Restrictions on Insider Transfers. In the case of any Insider, an initial election by either the Employer or the Participant to place amounts into the Lincoln National Corporation Executive Deferred Compensation Plan for Employees which also involves a transfer into Match Units, Paid Units, or Vested Units will become effective six months after the date the election decision is conveyed to the Corporation. At the time of the initial transfer into Match Units, Paid Units, or Vested Units, the Insider may specify another investment option to be applicable during the 6 months between the date of the election and the effective date of the transfer, but any investment selection pursuant to this Plan is merely a statement of preference which may be overridden by the Corporation. Once an initial election to transfer an amount into any Units has been made, this election shall be irrevocable. Under no circumstances may an Insider dispose of any Units within 6 months of the date on which the Units are first credited to his or her account. For amounts which have already been placed into the Lincoln National Corporation Executive Deferred Compensation Plan for Employees, an Insider may transfer into or out of any Units by complying with either one of the following two rules: 1) he or she may transfer amounts into or out of Units pursuant to an irrevocable election which is made at least six months prior to the effective date of the transaction; or
    2) he or she may transfer amounts into or out of Units pursuant to an election made during the period beginning on the third business day following the date of release of the quarterly statements of sales and earnings of Lincoln National Corporation and ending on the twelfth business day following such date so long as this election to transfer occurs no sooner than six months after the date of the previous intra-plan transfer relating to any Units.

3.03  Administration of Unit Grants.

(a)Grant of Awards. The LNCC shall have full and complete authority in its discretion, but consistent with and subject to the express provisions of the Plan, to (i) select the Participants to whom Unpaid Units shall be awarded under the Plan, (ii) determine the number of Unpaid Units to be awarded, and
   (iii) adopt such rules and restrictions and make all other determinations deemed necessary or desirable for the administration of Unpaid Units pursuant to the Plan. Those individuals who receive Unpaid Units under the Plan for a given year shall be individuals who qualify for participation in the Lincoln National Corporation Executive Deferred Compensation Plan for Employees and who are selected by the LNCC as persons who are expected to materially contribute to the growth and profitability of the Corporation's business. A Participant may be granted Unpaid Units under the Plan upon more than one occasion.

(b)Awards to be Performance Based.  Notwithstanding anything contained in
   Section 3.03(a) to the contrary, the LNCC will only grant awards based upon the attainment of performance goals which measure the Corporation's relative performance against a peer group of companies selected by the LNCC. Each performance goal must be established prior to the beginning of the year or years for which an award is granted. Each performance goal shall measure the value achieved for shareholders of Corporation as compared to its peer group of companies.

(c)Timing. The LNCC may award Unpaid Units under the Plan for any year which ends on or after the date that the Plan is approved by the board of directors of the Corporation (the "Board") and the shareholders of the Corporation. Awards may be made as of the first day of the first calendar quarter commencing after adoption of the Plan by the Board (the "Plan Inception Date.") Grants with respect to subsequent calendar years, if any; shall be made as of the first day of the calendar year.
   Any grants made prior to
   shareholder approval shall be made subject to shareholder approval of this Plan. If any Unpaid Units awarded under the Plan shall be forfeited or cancelled, such Unpaid Units may be awarded again.

(d)Phantom dividends. Phantom dividends shall be awarded, on each dividend payment date, in an amount equal to the product of the dividend paid on a share of Corporation common stock multiplied by the number of Unpaid Units awarded under this Section 3.03. Any such phantom dividends shall also be subject to forfeiture pursuant to Section 3.03(h).

(e)General Vesting Rules.  Unpaid Units (unless forfeited in accordance with
   Section 3.03(h)) shall become Vested Units on the later of: (i) the third anniversary date of the day on which such shares were awarded by the LNCC or (ii) any date specified by the LNCC at the time that such Units are awarded which is at least 6 months after the date of the grant. Participants may not receive payment for Vested Units except to the extent that payment is authorized by the terms of the Lincoln National Corporation Executive Deferred Compensation Plan for Employees.

(f)Certain Terminations of Employment Causing Vesting. If a Participant ceases to be in the employ of the Employer by reason of the Participant's: (i) involuntary termination within one year of a Change in Control of the Corporation, (ii) death, (iii) Disability (as defined in the Lincoln National Corporation long term disability plan, as amended), (iv) termination of employment on account of retirement on or after age 55, or,
   (v) involuntary termination other than for Cause, any Unpaid Units of the Participant shall vest as of the last day of such Participant's employment with the Employer or 6 months after the date of grant, whichever is later.

(g)Action of LNCC.  The LNCC may for any reason vest any Unpaid Units.

(h)Forfeiture of Unvested Units. Subject to Section 3.03(f) (relating to vesting of Unpaid Units upon death, Disability, involuntary termination within one year of a Change in Control or other involuntary termination of employment other than for Cause), and any action taken by the LNCC pursuant to Section 3.03(g), all of a Participant's Unvested Units shall be forfeited immediately upon the Participant's termination of employment with the Employer for any reason.

  3.04 Phantom Dividends on Units. To the extent dividends are paid by the Corporation on common stock of the same class as the Units, Participants will be credited with phantom dividends on Units. Phantom dividends shall be calculated, on each dividend payment date, as an amount equal to the product of the dividend paid on a share of Corporation common stock multiplied by the number of Units.

  3.05 Determination of Price for Units. The value of a Unit shall be equal to the final sales price quoted by the New York Stock Exchange Composite Listing of a share of Corporation common stock of the same class as the Units on the last business day immediately preceding the calculation.

 3.06 Payment for Units. All payment of amounts equal to shares shall be made pursuant to the terms of the Lincoln National Corporation Executive Deferred Compensation Plan for Employees.

  3.07 Changes in Capital and Corporate Structure. In the event of any change in the outstanding shares of common stock of the Corporation by reason of an issuance of additional shares, recapitalization, reclassification, reorganiza-tion,stock split, reverse stock split, combination of shares, stock dividend or similar transaction, the number of Units held by Participants under the Plan shall be proportionately adjusted, in an equitable manner. The foregoing adjustment shall be made in a manner that will cause the relationship between the aggregate appreciation in outstanding common stock and earnings per share of the Corporation and the increase in value of each Performance Unit granted hereunder to remain unchanged as a result of the applicable transaction.

 3.08 Voting. Participant shall not be entitled to any voting rights, with respect to the Common Stock of the Corporation as a result of receipt of Match Units, Paid Units, Unpaid Units, or Vested Units.


 3.09 Mandatory Deferral. In the event that any legislative body shall pass a statute or a regulatory body or court of competent jurisdiction shall interpret any law to limit the deductibility of any amount otherwise payable under this Plan, then such amount and earnings thereon shall automatically be subject to additional deferral as determined by the LNCC, but not for more than five years, until the Corporation is permitted to claim a deduction for amounts paid out pursuant to this Plan. The LNCC is authorized to establish accounting procedures to segregate any amounts placed into any Units which the LNCC believes would be nondeductible by the Corporation if paid out in cash currently. If any amount is deferred pursuant to this Section 3.09 for five years, then it shall be presumed that the amount will never be deductible by the Employer and payments will commence pursuant to this Plan as if the Participant had terminated from service in the year of the determination that such amount shall never be deductible.


                      SECTION 4:  MISCELLANEOUS PROVISIONS

  4.01 Maximum Number of Units. The maximum number of Units which may be outstanding pursuant to the Plan and the Lincoln National Corporation Phantom Stock Plan for Agents together is equal to 1% of the outstanding shares of LNC common stock as of December 31 of the year prior to the year for which the calculation is being made.

  4.02 Nontransferability of Units. Units shall not be transferred, assigned, pledged or encumbered.

  4.03 Amendment and Termination. Subject to Section 2.01 of this Plan, the LNCC may terminate, amend or modify the Plan at any time in any respect it deems advisable except that the LNCC shall not amend the Plan more frequently than once every six months except as may be required to comply with the Employment Retirement Income Security Act, the Internal Revenue Code, or any other rules or regulations issued under these statutes.

4.04  Investment Purpose and Legal Requirements.   At the time of the award of
Units, the Corporation may, if it shall deem it necessary or advisable for any reason, require the Participant (i) to represent in writing to the Corporation that it is the then intention of the Participant to acquire the Units for investment and not with a view to the distribution thereof, or (ii) to postpone the date of delivery of the Units until such time as the Corporation has available for delivery to the Participant a prospectus meeting the requirements of all applicable securities laws.

  4.05 Right to Terminate Employment. Nothing contained in the Plan shall confer upon any person a right to be employed by or to continue in the employ of the Corporation or interfere in any way with the right of the Corporation to terminate the employment of a Participant at any time, with or without cause.

  4.06 Finality of Determinations. By participating in the Plan, each Participant waives the right to litigate any dispute arising pursuant to this Plan in any court of otherwise competent jurisdiction. For purposes of Section 3.03, each determination, interpretation, or other action made by the LNCC shall be final and binding for all purposes. The LNCC may, but is not required to, utilize a mediator to facilitate the resolution of any dispute, and such mediator shall be a disinterested party to the dispute. For purposes of all sections of this Plan other than

Section 3.03, each determination, interpretation, or other action made pursuant to the Lincoln National Corporation Executive Deferred Compensation Plan for Employees shall be final and binding for all purposes.

 4.07 Headings. Section headings are used for convenience of reference only and shall not affect the meaning of any provision of the Plan.

  4.08 Rules of Construction. Whenever the context so requires, the use of the masculine gender shall be deemed to include the feminine and vice versa, and the use of the singular shall be deemed to include the plural and vice versa.

  4.09 Governing Law. The Plan shall be governed by the internal laws of the State of Indiana.

  4.10 Withholding. The Corporation shall have the right to deduct from all amounts paid pursuant to the Plan any taxes required by law to be withheld with respect to such awards.

  4.11 Awards Discretionary. No employee or other person shall have any claim or right to be granted an award under the Plan.

 4.12 Unfunded Plan. The Plan shall at all times be entirely unfunded and no provision shall at any time be made with respect to segregating assets of the Corporation for payment of any benefits. No Participant or other person shall have any interest in any particular assets of the Corporation by reason of the right to receive a benefit under the Plan and any such Participant or other person shall have only the rights of a general unsecured creditor of the Corporation with respect to any rights under the Plan.

 4.13 Section 16 Compliance. This Plan is intended to comply with Section 16 of the Securities Exchange Act of 1934 ("Act"). Any provision found not to comply with such Act shall be inoperative, and the LNCC may amend this Plan to bring it into compliance with the Act.

4.14 Effective Date of Plan. This Plan shall become effective on the date on which it is adopted by the Board of Directors of the Corporation, subject, however,to the approval by the affirmative vote of the holders of a majority of the votes cast by shareholders of the Corporation present, or represented and entitled to vote, at the next annual meeting of the shareholders of the Corporation duly held in accordance with the laws of the State of Indiana.

  4.15 Relationship to Deferred Compensation Plan. This Plan may exist as either an independent Plan or as an addendum to the Lincoln National Corporation Executive Deferred Compensation Plan for Employees ("Deferred Compensation Plan").

                     [This space intentionally left blank]

         Exhibit 4

                           1994 AMENDED AND RESTATED
                          LINCOLN NATIONAL CORPORATION
                          EXECUTIVE VALUE SHARING PLAN

                                    SECTION 1

                                     GENERAL

1.1 History, Effective Date, and Purpose. The LINCOLN NATIONAL CORPORATION EXECUTIVE VALUE SHARING PLAN was established by the Lincoln National Corpora-tion, an Indiana Corporation (the "Corporation"), effective January 1, 1992. The purpose of this 1994 AMENDED AND RESTATED LINCOLN NATIONAL CORPORATION EXECUTIVE VALUE SHARING PLAN (the "Plan") is to make certain amendments to the Plan, to allow Corporation shareholders to approve the Plan at the annual shareholders' meeting of May 12, 1994, and to authorize shares of the Corporation's Common Stock to be awarded under the Plan. The objective of the Plan is to create rewards to participants for superior performance which reflects corporate, business unit and individual contributions to the Corporation. The Plan is also intended to aid in the retention of key executives by providing for the payment of awards in shares of the Corporation's restricted stock or restricted phantom stock.

1.2 Plan Administration. The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of the Corporation. In addition to those rights, duties and powers vested in the Committee by other provisions of the Plan, the Committee shall have exclusive authority to:

(a)  interpret the provisions of the Plan;

(b) adopt, amend and rescind rules and regulations for administration of the Plan; and

(c) make all other determinations deemed by it to be necessary or advisable for the administration of the Plan;

provided that the Committee shall exercise its authority in accordance with the provisions of the Plan. The Committee may not exercise its authority at any time that is has fewer than three members. The Committee shall exercise its authority only by a majority vote of its members at a meeting or by a writing without meeting. Prior to the first meeting of shareholders at which members of the Board are to be elected that occurs after July 1, 1994, the Committee shall be composed of members of the Board who qualify as "disinterested persons" within the meaning of Rule 16b-3(c)(2)(i) as promulgated under the Securities Exchange Act of 1934 (the "1934 Act"). Following the date of such a meeting, however, the Committee shall be composed solely of members of the Board who also qualify as "outside directors" within the meaning of section 162(m)(4)(C)(i) of the Internal Revenue Code of 1986, as amended (the "Code").

For purposes of the Performance Cycle beginning January 1, 1994, any action taken by the Committee before April 1, 1994 shall be deemed for purposes of this Plan to have been taken on December 31, 1993.

1.3 Applicable Laws. The Plan shall be construed and administered in accordance with the laws of the State of Indiana to the extent that such laws are not preempted by the laws of the United States of America.

1.4 Gender and Number. Where the context permits, words in any gender shall include the other gender, words in the singular shall include the plural and the plural shall include the singular.

1.5 Performance Period. The term "Performance Period" shall mean a calendar-year period.

1.6 Performance Cycle. The term "Performance Cycle" generally means the three-year period ending each December 31. Each three-year Performance Cycle shall be composed of three Performance Periods. The Committee shall have the discretion, however, to create Performance Cycles that are composed of one or two Performance Periods and applicable to all or a portion of the participation in the Plan of individuals designated by the Committee before the commencement of such Performance Cycles.

1.7 Corporation. For purposes of Section 3 of the Plan, the Committee may interpret the term "Corporation" to mean a Subsidiary or division of the Corporation, and the Committee may establish separate Performance Goals designed to measure the performance of a Subsidiary or division relative to a designated Peer Group of companies. In such event, the Committee may establish a separate Peer Group of companies for each Performance Goal established, and the rules of Section 3 shall otherwise apply.

1.8 Subsidiary. The term "Subsidiary" means any corporation of which the Corporation owns directly,or indirectly through an unbroken chain of Subsidiary corporations, stock possessing a majority of the total combined voting power of all classes of stock of that corporation.

1.9 Effective Date and Duration of the Plan. The Plan shall be effective beginning January 1, 1994. The Plan shall continue indefinitely, subject to amendment or termination pursuant to section 1.10.

1.10 Amendment and Termination of the Plan. The Board, or the Committee acting pursuant to such authority as may be delegated to it by the Board, may amend or terminate the Plan at any time. Amendment or termination of the Plan shall not affect the validity or terms of any EVSP Award previously made to a participant in any way which is adverse to the participant without the participant's consent. Without the approval of the holders of a majority of Corporation stock entitled to vote at a duly held meeting of Corporation shareholders, neither the Board nor the Committee may (a) increase the number of shares of the Corporation's Common Stock which may be issued under the Plan; (b) amend the manner of determining the fair market value at which EVSP Awards are converted into Restricted Stock Awards, unless such amendment would reduce the number of shares of restricted stock awarded; (c) amend the standards for eligibility set forth in this Plan; or (d) otherwise materially increase the benefits available to employees under the Plan.

1.11 Shares Available. The aggregate number of shares of the Corporation's Common Stock that may be awarded under Section 4.2 of the Plan as Restricted Stock Awards ("RSAs") shall not exceed 2,500,000 shares. To the extent that an RSA lapses or the rights of its holder terminate, any shares of Common Stock subject to such RSA shall again be available for the grant of an RSA and not be included in calculating the number of remaining shares available under this subsection. In the event of a merger, consolidation, reorganization, combination, exchange, recapitalization, stock dividend, stock split or other similar change in the corporate structure or capitalization of the Corporation which affects the Corporation's Common Stock, outstanding EVSP Awards granted in the form of RSAs or Phantom Stock Awards shall be subject to adjustment. Additionally, in the event of such changes in the corporate structure or capitalization of the Corporation, the aggregate number of shares available under the Plan shall be adjusted proportionately by the Committee.

                                    SECTION 2

                               PLAN PARTICIPATION

2.1 Participant Designations. Prior to the commencement of a Performance Cycle, the Committee may designate any key executive, managerial, supervisory or professional employee of the Corporation or a Subsidiary to be a participant, provided that the number of participants designated for each Performance Cycle shall not exceed 50. The Chief Executive Officer of the Corporation will always be a participant. The Committee may also prescribe rules allowing newly-hired employees of the Corporation or a Subsidiary to become participants in the Plan during a Performance Cycle, provided that such rules are consistent with deduction by the Corporation of payments made to such participants in accordance with the provisions of Code section 162(m) and the regulations promulgated thereunder. Each participant shall be notified of his designation as a participant as soon as practicable following such designation by the Committee.


The right to designate eligible employees of the Corporation or a Subsidiary who are subject to Rule 16(a) of the 1934 Act ("Reporting Persons") as participants is reserved exclusively to the Committee. The right to designate eligible employees of the Corporation or a Subsidiary who are not Reporting Persons as participants and the right to establish Performance
Cycles, Performance Goals and Peer Groups applicable to such participants may be delegated in whole or in part by the Committee to the Chief Executive Officer or Chief Operating Officer of the Corporation.


2.2 Participation Not a Contract of Employment. The Plan does not constitute a contract of employment. Participation in the Plan does not give any employee the right to be retained in the employ of the Corporation or a Subsidiary and does not limit in any way the Corporation's or a Subsidiary's right to change the duties or responsibilities of any employee.

2.3 Withholding Taxes on Plan Benefits. The Corporation or a Subsidiary shall have the right to deduct from any payment of stock or cash made pursuant to the Plan the amount of any tax required by law to be withheld from that payment.

                                    SECTION 3

                                  PLAN BENEFITS

3.1 Peer Groups. In advance of each Performance Cycle, the Committee shall establish a Peer Group of companies for the purpose of facilitating a determination as to whether a Performance Goal (described in Section 3.2 below) and its Hurdle Rate(s) (described in Section 3.3 below) have been attained. A different Peer Group of companies may be established for each Performance Goal and for each Performance Cycle. Each Peer Group of companies shall be designed to enhance cooperation between major business units of the Corporation and its Subsidiaries and to enhance the overall productivity and efficiency of participants for the benefit of the Corporation and its shareholders. Upon the establishment of a Peer Group of companies, the Committee shall also establish objective procedures for adjusting the composition of the Peer Group upon the occurrence of certain events during the Performance Cycle.


3.2 Performance Goals. In advance of each Performance Cycle, one or more Performance Goals shall be established for the Performance Cycle. Performance Goals shall be designed to measure the Corporation's performance relative to the Peer Group of companies over the course of the Performance Cycle. Each

Performance Goal shall be expressed in terms of objective formulae that compare the average of the Corporation's growth rates in book value for the Performance Periods contained within the Performance Cycle to averages of the growth rates in book value of various companies contained within the Peer Group of companies, adjusting book value in all instances by adding back dividends paid during each Performance Period and by making such other adjustments as the Committee may prescribe prior to the commencement of the Performance
Cycle. These formulae may be expressed in words, algebraically, in tabular form or through a combination of these methods. Any additional written guidelines for measuring the Corporation's and the Peer Group's performance during a Performance Period and during the Performance Cycle that the Committee deemed necessary to assure that a third party having knowledge of the performance results of the Corporation and the Peer Group could calculate the maximum EVSP Award for each Reporting Person shall also be established in advance of each Performance Cycle. In no event shall a Performance Goal be established such that it could be considered to be satisfied if the Corporation's performance relative to the respective Peer Group, measured in accordance with the formulae described above, is below the average performance of the Peer Group over the course of the Performance Cycle.



3.3 Maximum EVSP Awards. For each Performance Goal, the Committee shall establish objective formulae for determining the maximum amount payable to a Reporting Person as an EVSP Award on account of attaining the Performance Goal. The Committee shall have no discretion to increase the amount of a Reporting Person participant's EVSP Award above the maximum amount determined by applying the formulae described above. The Committee shall have discretion, however, either to eliminate a participant's EVSP Award or to reduce the amount of a participant's EVSP Award below the maximum amount. In no event shall any EVSP Award for any Performance Cycle exceed $5,000,000 for the Corporation's Chief Executive Officer, $3,500,000 for the Corporation's Chief Operating Officer, $2,500,000 for the Corporation's Executive Vice-Presidents or $1,000,000 in the case of any other participant;and in no event shall the total amount awarded to all participants as EVSP Awards for any Performance Cycle exceed 15% of the increase in book value of the Corporation's Common Stock for a Performance Cycle.


                                    SECTION 4

                               PAYMENT OF BENEFITS


4.1 Determination of Amount of Award. The determination of the amount of a participant's EVSP Award shall be made at the end of each Performance Cycle in accordance with Section 3 of the Plan. Prior to the payment of an EVSP Award, the Committee shall certify the extent to which the Performance Goals and Hurdle Rates for the Performance Cycle were attained. EVSP Awards shall be distributed to all participants entitled to such awards (including any former participants who have retired, become disabled or terminated employment and who are entitled to such awards) as soon as practicable after such certification by the Committee (the "Payment Date").

4.2 Payment of Award. The Committee may convert the cash value of each participant's EVSP Award into an equivalent number of shares of the Corporation's Common Stock as Restricted Stock Awards ("RSAs") under the terms of either (1) Section 6 of the Lincoln National Corporation 1986 Stock Option Incentive Plan (As Amended and Restated Effective as of May 12, 1994), or its successor, or (2) Section 1.11 of the Plan. Alternatively, the Committee may convert the cash value of each participant's EVSP Award into an equivalent number of shares of Phantom Stock of the Corporation. Such Phantom Stock Awards ("PSAs") shall have the characteristics of, and be subject to the same terms and conditions as, the "Unpaid Units" provided for under the 1994 Amendment and Restatement of the Lincoln National Corporation Phantom Stock Plan for Employees, except as otherwise provided in this Plan. The Committee shall determine the time of vesting of RSAs and the time of payment of PSAs. No payment in exchange for any participant's PSA awarded pursuant to this Plan shall be made before the calendar year following the year in which the participant retires or otherwise terminates employment with the Corporation and its Subsidiaries, and any such payment shall be made only in cash. In no event shall entitlement to payment of a PSA or vesting of an RSA occur less than six months and one day after the participant's receipt of his or her EVSP Award in such form. The conversion of an EVSP Award into either an RSA or a PSA shall be based on the Fair Market Value of the Corporation's Common Stock as of the close of the business day immediately preceding January 1, February 1, and March 1 of the next succeeding Performance Cycle. These Fair Market Values shall be averaged to determine the price of a share of the Corporation's Common Stock for that prior Performance Cycle (the "19XX Stock Price"). "Fair Market Value" means the average of the highest and lowest prices of a share of Common Stock, as quoted on the composite transactions table covering transactions on the New York Stock Exchange, on the first date that the stock was traded on that Exchange which next precedes the date as of which the determination is being made. Any amount which is not converted to an RSA or a PSA shall be paid to a participant in cash.

The Committee shall have the authority to adopt rules under which a participant may choose that PSAs awarded to the participant shall constitute (after such period of time as the Committee may specify in each PSA) phantom stock units of the Corporation's Common Stock that are subject to the terms of the Lincoln National Corporation Executive Deferred Compensation Plan for Employees, including in such terms the ability to direct that future increases or decreases in the value of the participant's award be measured by phantom investment options other than such phantom stock units.

4.3 Exclusion. No participant or former participant whose personal performance or conduct is, in the opinion of the Committee, less than competent shall be paid or due an EVSP Award under the Plan. In addition, no participant who voluntarily terminates employment (other than on account of death, disability, retirement, or a resignation by mutual agreement) shall be paid or due an EVSP Award under the Plan.

4.4 Termination of Employment. If a participant leaves the employ of the Corporation and all of its affiliates during a Performance Cycle, the Committee shall make EVSP Awards under Section 4.2 of the Plan in accordance with the following guidelines:

(a) Retirement. If a participant retires during a Performance Cycle, the participant shall be awarded an EVSP Award on the Payment Date in such amount as the Committee may determine, provided that such EVSP Award shall not exceed an amount determined under Section 3 of the Plan.

(b) Disability. If a participant's employment terminates during a Performance Cycle because he or she becomes disabled (as defined in the Lincoln National Corporation Employees' Retirement Plan), the Committee may award the participant an EVSP Award on the Payment Date. The Committee may, however, reduce or eliminate the participant's EVSP Award if, in the opinion of the Committee, such reduction or elimination is appropriate.

(c) Death. In the event of a participant's death, the Committee may award an EVSP Award on the Payment Date. The Committee may, however, reduce or eliminate the participant's EVSP Award if, in the opinion of the Committee, such reduction or elimination is appropriate. Payments under the Plan in the event of a participant's death shall be made in accordance with a writing filed with the Committee, or if no writing is filed, to the participant's estate for disposition under the terms of the participant's will or by the laws of descent or distribution.

 (d) Termination After a Change in Control. In the event of a change of control of the Corporation, as defined in the Lincoln National Corporation Executives' Severance Benefit Plan (as in effect immediately prior to such change in control), any participant who terminates employment with the Corporation and all of its subsidiaries within the Performance Cycle in which the change of control occurs shall be deemed to have retired in that year under paragraph (a) above, and paragraph (e) below shall not apply.

(e)Other Termination of Employment. If a participant's employment with the Corporation and all of its affiliates terminates for reasons other than those described in paragraphs (a) through (d) above, no EVSP Award shall be payable with respect to any Performance Cycle which does not end prior to the termination of the participant's employment.

4.5 Effect on Other Employee Benefits. EVSP Awards under the Plan shall have no effect on the level of employee benefits or other forms of noncash compensation that are salary-based.

                                    SECTION 5

                       EMPLOYEE'S RIGHTS OR TITLE TO FUNDS


5.1 The Plan is an unfunded plan, and neither the Corporation nor its Subsidiaries have any obligation to set aside, earmark, or entrust any fund, policy, or money with which to pay any obligations under the Plan. The Plan is also intended to be maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, and therefore to be exempt from various provisions of the Employee Retirement Income Security Act of 1974, and shall be administered and construed accordingly.

5.2 The amount of any EVSP Award payable under the Plan with respect to any participant shall be paid solely from the general assets of the Corporation.

5.3 Any participant or beneficiary shall be and remain a general creditor of the Corporation with respect to any promises to pay under the Plan in the same manner as any other creditor who has a general claim for an unpaid liability.


                [This space intentionally left blank]


                           FRONT OF PROXY CARD


LINCOLN NATIONAL CORPORATION                       FORT WAYNE, INDIANA

The undersigned shareholder in LINCOLN NATIONAL CORPORATION, an Indiana corporation, hereby constitutes and appoints EARL L. NEAL, IAN M. ROLLAND,
JILL S. RUCKELSHAUS and C. SUZANNE WOMACK or any one or more of them, the true and lawful attorney in fact and proxy of the undersigned, with full power of substitution to all or any one or more of them, to vote as proxy for and in the name, place and stead of the undersigned at the ANNUAL MEETING of the shareholders of the Corporation, to be held at the Grand Wayne Center, 120 West Jefferson Boulevard, Fort Wayne, Indiana, at 10:00 a.m., local time, Thursday, May 12, 1994, or at any adjournment thereof, all the shares of stock in the Corporation shown on the other side (whether Common Stock; $3.00 Cumulative Convertible Preferred Stock,Series A;5 1/2% Cumulative Convertible Exchangeable Preferred Stock, Series F)which the undersigned would be entitled to vote if then personnaly present, hereby revoking any proxy heretofore given.

A majority of such attorneys and proxies who shall be present and shall act as such at the meeting or any adjournment thereof,or if only one such attorney and proxy be present and act, then that one, shall have and may exercise all the powers hereby conferred.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN ITEM 1 AND FOR ITEMS 2, 3, 4, 5 AND 6.

     (Continued, and to be Signed, on reverse side)   SEE REVERSE SIDE

Please mark votes as in this example - x

The Board of Directors recommends a vote for the following:

1.  To elect four directors for three year terms:

Nominees: Robert A. Anker, Harry L. Kavetas, M. Leanne Lachman, Jill S. Ruckelshaus

FOR ALL NOMINEES                          WITHHELD FROM ALL NOMINEES


For, except vote withheld from the following nominee(s).

                                              FOR     AGAINST    ABSTAIN
2. To approve or disapprove an amendment to the Corporation's articles of incorporation to increase the amount of authorized Common
Stock from 400 million to 800 million shares.

3.  To approve or disapprove an amended and
restated stock option plan.

4.  To approve or disapprove a stock plan
for directors.

5. To approve or disapprove a phantom stock plan for employees.

6. To approve or disapprove an amendment and restated executive value sharing plan.

7. In their discretion, upon other matters which may properly come before the meeting or any adjournment thereof.

- -- all of the above in accordance with the Notice of Annual Meeting of Shareholders and Proxy Statement for the meeting, receipt of which is hereby acknowledged.

Signature _______________________  Date _________

Signature _______________________  Date _________

Signature must be that of the shareholder. If shares are held jointly, each shareholder named should sign. If the signet is a corporation, please sign full corporate name by duly authorized officer. If the signer is a partnership, please sign partnership name by authorized person. Executors, administrators, trustees, guardians, attorneys in fact, etc. should so indicate when signing.